                                                                 Exhibit 10.14.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                 PAETEC CORP.,

                             PAETEC MERGER CORP.,

                                      AND

                    CAMPUSLINK COMMUNICATIONS SYSTEMS, INC.

                                 JUNE 4, 1999

                                     INDEX
                                     ------
RECITALS..........................................................................         1

  1.      DEFINITIONS.............................................................         1

  2.      PLAN OF REORGANIZATION..................................................         8
               (i)  Right of Appraisal............................................        10
                    ------------------
               (ii) Employee/Director CCS Warrants................................        10
                    ------------------------------
          2.2  Warranties.........................................................        33
               ----------
          2.3  Y2K Compliance.....................................................        33
               --------------
          2.4  Customer Relations.................................................        49
               ------------------
          2.5  Newcourt Facility..................................................        59
               -----------------
          2.6  Release of Security Interests......................................        61
               -----------------------------
          2.7  Stockholder Indebtedness...........................................        61
               ------------------------
          2.8  Total Indebtedness.................................................        61
               ------------------
          2.9  Voting Agreement...................................................        61
               ----------------
          2.10 Bridge Financing...................................................        62
               ----------------
          2.11 Notice of Termination..............................................        62
               ---------------------
          2.12 Effect of Termination..............................................        62
               ---------------------

 11.      INDEMNITY AND POST-CLOSING ADJUSTMENT...................................        63
          2.13 Survival; Indemnity................................................        63
               -------------------
          2.14 Indemnification by CCS.............................................        63
               ----------------------
          2.15 Indemnification by PaeTec..........................................        64
               -------------------------
          2.16 Valuation of PaeTec Stock..........................................        64
               -------------------------
          2.17 Miscellaneous Indemnity Provisions.................................        65
               ----------------------------------
          2.18 Notification of Claims.............................................        66
               ----------------------
          2.19 Third-Party Claims.................................................        66
               ------------------
          2.20 Post-Closing Adjustment............................................        68
               -----------------------

12.       MISCELLANEOUS.......................................................             69

          2.21  Governing Law; Venue; Jurisdiction; Waiver of Trial by Jury...             69
                -----------------------------------------------------------
          2.22  Assignment; Binding Upon Successors and Assigns...............             69
                -----------------------------------------------
          2.23  Severability..................................................             70
                ------------
          2.24  Counterparts..................................................             70
                ------------
          2.25  Other Remedies................................................             70
                -------------
          2.26  Amendment and Waivers.........................................             70
                ---------------------
          2.27  Expenses......................................................             70
                --------
          2.28  Notices.......................................................             70
                -------
          2.29  Construction of Agreement.....................................             72
                -------------------------
          2.30  No Joint Venture..............................................             72
                ----------------
          2.31  Further Assurances............................................             72
                ------------------
          2.32  Absence of Third Party Beneficiary Rights.....................             72
                -----------------------------------------
          2.33  Public Announcement...........................................             73
                -------------------
          2.34  Entire Agreement..............................................             73
                ----------------

Schedules and Exhibits
----------------------

Schedule 2.1(d) -- Schedule of Employee/Director CCS Warrant Conversion Exhibit A -- Form of Stockholders' Agreement
Exhibit B -- Form of Registration Rights Agreement
Exhibit C -- Form of Voting Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION



          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is
                                                           ---------
entered into as of this 4th day of June, 1999, by and among PaeTec Corp., a Delaware corporation ("PaeTec"), PaeTec Merger Corp., a Delaware corporation and
                       ------
a wholly-owned subsidiary of PaeTec ("Merger Sub"), and Campuslink
                                      ----------
Communications Systems, Inc., a Delaware corporation ("CCS").
                                                       ---

                                   RECITALS


     A. The parties intend that, subject to the terms and conditions of this Agreement, Merger Sub will merge (the "Merger") with and into CCS, with CCS to
                                       ------
be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and the Certificate of Merger, in a form and substance reasonably acceptable to CCS and PaeTec (the "Certificate of Merger"),
                                                        ---------------------
and the applicable provisions of the Delaware General Corporation Law ("DGCL").
                                                                        ----
Upon the effectiveness of the Merger, all the issued and outstanding capital stock of Merger Sub will be converted into ten shares of common stock, $.001 par value per share, of CCS ("CCS Common Stock") and all the outstanding capital
                          ----------------
stock of CCS will be converted into Class A Common Stock of PaeTec, $0.01 par value per share ("PaeTec Class A Common Stock"), as provided in this Agreement
                  ---------------------------
and the Certificate of Merger.

     B. The Merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. This
              ----
Agreement is intended to be a "plan of reorganization" within the meaning of
Section 368(a) of the Code.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   DEFINITIONS


     "Adjustment Event" shall have the meaning ascribed to it in Section
2.1.

     "Affiliate" shall have the meaning ascribed to it in Section 3.23.

     "Agreement" shall have the meaning ascribed to it in the first sentence of this Agreement.

     "Alliance" shall have the meaning ascribed to it in the definition of CCS Registration Rights Agreement.

     "Associate" shall have the meaning ascribed to it in Section 3.23.

     "CCS" shall have the meaning ascribed to it in the first sentence of this Agreement, provided that, except where the context requires otherwise, all
           --------
references herein to "CCS" shall mean CCS and each of its subsidiaries.

     "CCS Acquisition Proposal" shall have the meaning ascribed to it in
Section 5.8.

     "CCS Balance Sheet" shall have the meaning ascribed to it in Section 3.9.

     "CCS Balance Sheet Date" shall have the meaning ascribed to it in Section 3.11.

     "CCS Basket" shall have the meaning ascribed to it in Section 11.2.

     "CCS Common Stock" shall have the meaning ascribed to it in the Recitals.

     "CCS Disclosure Schedule" shall have the meaning ascribed to it in Article
3.

     "CCS Equipment" shall have the meaning ascribed to it in Section 3.28.

     "CCS ERISA Affiliates" shall have the meaning ascribed to it in Section
3.9.

     "CCS Financial Statements" shall have the meaning ascribed to it in Section 3.4.

     "CCS Indemnification Escrow Stock" shall have the meaning ascribed to it in
Section 2.4.

     "CCS Interim Audited Financials" shall have the meaning ascribed to it in
Section 3.4.

     "CCS IP Rights" shall have the meaning ascribed to it in the Section 3.17.

     "CCS IP Rights Agreements" shall have the meaning ascribed to it in Section 3.17.

     "CCS Note" shall have the meaning ascribed to it in Section 5.3(a).

     "CCS Post-Closing Adjustment Escrow Stock" shall have the meaning ascribed to it in Section 2.4.

     "CCS Preferred Stock" shall have the meaning ascribed to it in Section 3.2.

     "CCS Registration Rights Agreement" shall mean the Registration Rights Agreement, dated November 19, 1996, by and among CCS, Kline Hawkes California SBIC, L.P. ("Kline Hawkes"), The Union Labor Life Insurance Company Separate
             ------------
Account P ("ULLICO") and Alliance Cabletel Holdings, L.P. ("Alliance").
            ------                                          --------

     "CCS Series B Preferred Stock" shall have the meaning ascribed to it in
Section 2.1(b).

     "CCS Series C Preferred Stock" shall have the meaning ascribed to it in
Section 2.1(b).

     "CCS Series D Preferred Stock" shall have the meaning ascribed to it in
Section 2.1(b).

     "CCS Stock" shall have the meaning ascribed to it in Section 3.2.

     "CCS Stockholders' Agreement" shall mean the Stockholders' Agreement, dated November 19, 1996, by and among CCS, Kline Hawkes, ULLICO, Alliance and certain other stockholders of CCS.

     "CCS Warrants" shall have the meaning ascribed to it in Section 3.2.

     "CERCLA" shall have the meaning ascribed to it in Section 3.22.

     "Certificate of Merger" shall have the meaning ascribed to it in the Recitals.

     "Closing" shall have the meaning ascribed to it in Section 7.1.

     "Closing Balance Sheet" shall have the meaning ascribed to it in Section 11.8.

     "Closing Date" shall have the meaning ascribed to it in Section 7.1.

     "COBRA" shall have the meaning ascribed to it in Section 3.9.

     "Code" shall have the meaning ascribed to it in the Recitals.

     "Commission" shall have the meaning ascribed to it in Section 4.6.

     "Common Exchange Ratio" shall have the meaning ascribed to it in Section 2.1(b).

     "Confidentiality Agreement" shall have the meaning ascribed to it in
Section 5.6.

     "Consenting corporation" shall have the meaning ascribed to it in Section 3.15.

     "Contaminant" shall have the meaning ascribed to it in Section 3.22.

     "Contractual Obligations" shall have the meaning ascribed to it in Section 3.12.

     "Damages" shall have the meaning ascribed to it in Section 11.2.

     "DGCL" shall have the meaning ascribed to it in the Recitals.

     "Disposal" shall have the meaning ascribed to it in Section 3.22.

     "Dissenting Shares" shall have the meaning ascribed to it in Section
2.1(c).

     "DOL" shall have the meaning ascribed to it in Section 3.9.

     "Effective Time" shall have the meaning ascribed to it in Section 2.1.

     "Employee Benefit Plan" shall have the meaning ascribed to it in Section
3.9 or 4.9, as appropriate.

     "Employee/Director CCS Warrants" shall have the meaning ascribed to it in
Section 2.1(d).

     "Environmental Costs and Liabilities" shall have the meaning ascribed to it in Section 3.22.

     "Environmental Law" shall the meaning ascribed to it in Section 3.22.

     "ERISA" shall have the meaning ascribed to it in Section 3.9.

     "Escrow Agent" shall have the meaning ascribed to it in Section 2.5.

     "Escrow Agreement" shall have the meaning ascribed to it in Section 3.1.

     "Excess parachute payments" shall have the meaning ascribed to it in
Section 3.15.

     "Final Date" shall have the meaning ascribed to it in Section 10.1.

     "Full Share Amount" shall have the meaning ascribed to it in Section 2.5.

     "GAAP" means the generally accepted accounting principles.

     "Governmental Consents" shall have the meaning ascribed to it in Section 4.3(c).

     "Governmental Entity" shall have the meaning ascribed to it in Section 3.3.

     "Hazardous chemical" shall have the meaning ascribed to it in Section 3.22.

     "Hazardous Materials" shall have the meaning ascribed to it in Section
3.22.

     "Hazardous substance" shall have the meaning ascribed to it in Section
3.22.

     "Incentive stock option" shall have the meaning ascribed to it in Section 3.2.

     "Indemnified Party" shall have the meaning ascribed to it in Section 11.6.

     "Indemnifying Party" shall have the meaning ascribed to it in Section 11.6.

     "Independent Accountants" shall have the meaning ascribed to it in Section 11.8.

     "Intellectual Property Rights" shall have the meaning ascribed to it in
Section 3.17.

     "IRS" shall have the meaning ascribed to it in Section 3.9.

     "Kline Hawkes" shall have the meaning ascribed to it in the definition of CCS Registration Rights Agreement.

     "knowledge of CCS" shall mean the actual knowledge of any of Joseph Golden, Robert Schwartz, James Kofalt, Wendy Foliano and Clint Walker.

     "knowledge of PaeTec" shall mean the actual knowledge of any of Arunas Chesonis, Timothy Bancroft, Daniel Venuti, Algimantas Chesonis and Richard Ottalagana.

     "Leased employee" shall have the meaning ascribed to it in Section 3.9.

     "Material" shall have the meaning ascribed to it in Section 3.1.

     "Material Adverse Effect" shall have the meaning ascribed to it in Section 3.1.

     "Merger" shall have the meaning ascribed to it in the Recitals.

     "Merger Consideration" shall have the meaning ascribed to it in Section
2.1.

     "Merger Sub" shall have the meaning ascribed to it in the first sentence of this Agreement.

     "Merger Sub Common Stock" shall have the meaning ascribed to it in Section 2.1.

     "Negative Working Capital" shall have the meaning ascribed to it in
Section 11.8.

     "New Certificate" shall have the meaning ascribed to it in Section 2.5.

     "Newcourt Facility" shall mean the $49 million secured credit facility agreement between PaeTec and Newcourt Commercial Finance Corporation.

     "Non-Escrow Percentage" shall have the meaning ascribed to it in Section
2.4.

     "Non-Escrow Share Amount" shall have the meaning ascribed to it in Section 2.5.

     "Old Certificate" shall have the meaning ascribed to it in Section 2.5.

     "PaeTec" shall have the meaning ascribed to it in the first sentence of this Agreement, provided that, except where the context requires otherwise, all
                --------
references herein to "PaeTec" shall mean PaeTec and each of its subsidiaries.

     "PaeTec Acquisition Proposal" shall have the meaning ascribed to it in
Section 6.8.

     "PaeTec Balance Sheet" shall have the meaning ascribed to it in Section
4.9.

     "PaeTec Balance Sheet Date" shall have the meaning ascribed to it in
Section 4.11.

     "PaeTec Basket" shall have the meaning ascribed to it in Section 11.3.

     "PaeTec Class A Common Stock" shall have the meaning ascribed to it in the Recitals.

     "PaeTec Class B Common Stock" shall have the meaning ascribed to it in
Section 4.2.

     "PaeTec Disclosure Schedule" shall have the meaning ascribed to it in
Article 4.

     "PaeTec Equipment" shall have the meaning ascribed to it in Section 4.27.

     "PaeTec ERISA Affiliates" shall have the meaning ascribed to it in Section 4.9.

     "PaeTec Financial Statements" shall have the meaning ascribed to it in
Section 4.4.

     "PaeTec IP Rights" shall have the meaning ascribed to it in Section 4.16.

     "PaeTec IP Rights Agreements" shall have the meaning ascribed to it in
Section 4.16.

     "PaeTec Option" shall have the meaning ascribed to it in Section 2.1(d).

     "PaeTec Notes" shall have the meaning ascribed to it in Section 8.11.

     "PaeTec Parties" shall have the meaning ascribed to it in Section 11.2.

     "PaeTec Stock" shall have the meaning ascribed to it in Section 4.2.

     "Pension Plan" shall have the meaning ascribed to it in Section 3.9.

     "Permits" shall have the meaning ascribed to it in Section 3.5.

     "Permitted Liens" shall mean (i) liens for Taxes not yet payable or being contested in good faith and by appropriate proceedings and adequate reserves have been maintained in accordance with GAAP, (ii) statutory liens of landlords, carriers and other statutory liens incurred in the ordinary course of business, or (iii) zoning restrictions, easements, rights of way, licenses, encroachments, covenants, conditions, tenancies, minor defects in title, and other restrictions, charges or encumbrances affecting real property.

     "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association or enterprise, joint venture, joint stock company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Pollutant" shall have the meaning ascribed to it in Section 3.22.

     "Pre-Closing Period" shall have the meaning ascribed to it in Section 3.15.

     "Registration Rights Agreement" shall have the meaning ascribed to it in
Section 3.1.

     "Release" shall have the meaning ascribed to it in Section 3.22.

     "Returns" shall have the meaning ascribed to it in Section 3.15.

     "Securities Act" shall have the meaning ascribed to it in Section 3.23.

     "Series B Exchange Ratio" shall have the meaning ascribed to it in Section 2.1(b).

     "Series C Exchange Ratio" shall have the meaning ascribed to it in Section 2.1(b).

     "Series D Exchange Ratio" shall have the meaning ascribed to it in Section 2.1(b).

     "Shares" shall have the meaning ascribed to it in Section 2.1(b).

     "Shortfall Amount" shall have the meaning ascribed to it in Section
11.8(c).

     "Stockholders" shall mean the stockholders of CCS.

     "Stockholders' Agreement" shall have the meaning ascribed to it in Section 3.1.

     "Stockholder Representative" shall have the meaning ascribed to it in
Section 2.7.

     "Survival Period" shall have the meaning ascribed to it in Section 11.1.

     "Surviving Corporation" shall have the meaning ascribed to it in Section
2.2.

     "Taxes" shall have the meaning ascribed to it in Section 3.15.

     "Threatened Release" shall have the meaning ascribed to it in Section 3.22.

     "Toxic chemical" shall have the meaning ascribed to it in Section 3.22.

     "Toxic substance" shall have the meaning ascribed to it in Section 3.22.

     "Transaction Documents" shall have the meaning ascribed to it in Section
3.1.

     "ULLICO" shall have the meaning ascribed to it in the definition of CCS Registration Rights Agreement.

     "Voting Agreement" shall have the meaning ascribed to it in Section 3.1.

     "Warrant Exchange Exercise Adjustment Amount" shall have the meaning ascribed to it in Section 2.1(d).


2.   PLAN OF REORGANIZATION


     1.1  The Merger. Subject to the terms and conditions of this Agreement, on
          ----------
the Closing Date, the parties will cause the Merger to be consummated by filing the Certificate of Merger (which shall provide that the effective date of the Merger is the date of the filing of such Certificate of Merger) as contemplated by the DGCL (the time of such filing being the "Effective Time"). At the
                                                --------------
Effective Time, Merger Sub will be merged with and into CCS pursuant to this Agreement and the Certificate of Merger and in accordance with applicable provisions of the DGCL and, by virtue of the Merger and without any further action on the part of PaeTec, Merger Sub, CCS or any of the Stockholders:

          (a)  Capital Stock of Merger Sub. The shares of common stock of Merger
               ---------------------------
Sub, $.01 par value per share (the "Merger Sub Common Stock"), that are issued
                                    -----------------------
and outstanding immediately prior to the Effective Time shall be converted into ten shares of validly issued, fully paid and non-assessable shares of CCS Common Stock.

          (b)  Conversion of Shares.
               --------------------

          Each share of Series B Redeemable Preferred Stock of CCS (the "CCS
                                                                         ---
Series B Preferred Stock") issued and outstanding immediately prior to the
------------------------
Effective Time shall be converted into such number of validly issued, fully paid and nonassessable shares of PaeTec Class A Common Stock equal to the product of one (1) share and the Series B Exchange Ratio. As used in this Agreement, the "Series B Exchange Ratio" shall mean the quotient of (i) $2,000 plus the amount,
 -----------------------
determined as of the Effective Time, of all accrued but unpaid dividends per share of the CCS Series B Preferred Stock issued and outstanding, divided by
(ii) $5.

     Each share of Series C Redeemable Preferred Stock of CCS (the "CCS Series C
                                                                    ------------
Preferred Stock") issued and outstanding immediately prior to the Effective Time
---------------
shall be converted into such number of validly issued, fully paid and nonassessable shares of PaeTec Class A Common

Stock equal to the product of one (1) share and the Series C Exchange Ratio. As used in this Agreement, the "Series C Exchange Ratio" shall mean the quotient of
                             -----------------------
(i) $2,000 plus the amount, determined as of the Effective Time, of all accrued but unpaid dividends per share of the CCS Series C Preferred Stock issued and outstanding, divided by (ii) $5.

     Each share of Series D-1 Redeemable Preferred Stock of CCS and Series D-2 Redeemable Preferred Stock of CCS (collectively, the "CCS Series D Preferred
                                                      ----------------------
Stock") issued and outstanding immediately prior to the Effective Time shall be
-----
converted into such number of validly issued, fully paid and nonassessable shares of PaeTec Class A Common Stock equal to the product of one (1) share and the Series D Exchange Ratio. As used in this Agreement, the "Series D Exchange
                                                              -----------------
Ratio," with respect to each share of CCS Series D Preferred Stock issued and
-----
outstanding, shall mean the quotient of (i) $2,000 plus the amount, determined as of the Effective Time, of all accrued but unpaid dividends per such share of the CCS Series D Preferred Stock, divided by (ii) $5.

     Each share of CCS Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into such number of validly issued, fully paid and nonassessable shares of PaeTec Class A Common Stock equal to the product of one (1) share and the Common Exchange Ratio. As used in this Agreement, "Common Exchange Ratio" shall mean the quotient of (i) 6,000,000
            ---------------------
minus (A) the number of shares of PaeTec Class A Common Stock issued in exchange for the CCS Series B Preferred Stock, the CCS Series C Preferred Stock and the CCS Series D Preferred Stock and (B) the Warrant Exchange Exercise Adjustment Amount, divided by (ii) the number of shares of CCS Common Stock issued and outstanding immediately prior to the Effective Time.

     Shares of capital stock of CCS held by it in its treasury will not be deemed outstanding for purposes of this Agreement and will not be converted into shares of PaeTec Class A Common Stock, cash or any other property. The shares of PaeTec Class A Common Stock to be issued in the Merger pursuant to this
Section 2.1(b) are hereinafter collectively referred to as the "Shares."
                                                                ------

     No fraction of a share of PaeTec Class A Common Stock will be issued in the Merger, but in lieu thereof, each Stockholder who would otherwise be entitled to a fractional share of PaeTec Class A Common Stock (after aggregating all fractional shares of PaeTec Class A Common Stock to be received by such Stockholder into as many whole shares as possible) shall receive an amount of cash determined (rounded to the nearest whole cent) by multiplying such fraction by $5.00. The Shares and the cash payable in lieu of fractional shares are hereinafter referred collectively as the "Merger Consideration."
                                          --------------------

     If from the date hereof until immediately prior to the Effective Time, the outstanding shares of PaeTec Class A Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, combination or readjustment, or a stock dividend thereon shall be declared with a record date within such period (each, an "Adjustment Event"), the number or kind of shares of PaeTec
           ----------------

Class A Common Stock to be issued and delivered as provided in this Agreement shall be appropriately adjusted for each Adjustment Event.

          (i)  Right of Appraisal. Notwithstanding any provisions of this
               ------------------
Agreement to the contrary, any shares of CCS Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of
Section 262 of the DGCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into
                               -----------------
or represent a right to receive the Merger Consideration pursuant to Section 2.1(b), but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of CCS Stock who demands appraisal of those shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares of CCS Stock shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.1(b), without interest, upon compliance with the provisions, and subject to the limitations, of this Article 2. CCS shall give PaeTec (a) prompt notice of any written demands for appraisal of any shares of CCS Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by CCS relating to stockholders' rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to any demands for appraisal under the DGCL. CCS shall not, except with the prior written consent of PaeTec, voluntarily make any payment with respect to any demands for appraisal of CCS Stock, or offer to settle or settle any such demands or approve any withdrawals of any such demands.

          (ii) Employee/Director CCS Warrants. Each of the CCS Warrants held by
               ------------------------------
the individuals listed on Schedule 2.1(d) (collectively, the "Employee/Director
                                                              -----------------
CCS Warrants") shall be canceled and, in lieu thereof, an option ("PaeTec
------------                                                       ------
Option") shall be issued by PaeTec to each such individual pursuant to PaeTec's
------
1998 Incentive Compensation Plan to acquire such number of shares of PaeTec Class A Common Stock listed after the applicable individual's name in Schedule 2.1(d) at an exercise price of $2.50 per share of PaeTec Class A Common Stock. Upon issuance, each such option shall be fully vested and exercisable and shall have a term of ten years. As used in this Agreement, the "Warrant Exchange
                                                          ----------------
Exercise Adjustment Amount" shall mean 76,168 (which equals the quotient of (i)
--------------------------
the Aggregate In-the-Money Value of the CCS Warrants listed in Schedule 2.1(d), divided by (ii) $5).

     1.2  Effects of the Merger. At the Effective Time: (a) the separate
          ---------------------
existence of Merger Sub will cease and Merger Sub will be merged with and into CCS, and CCS will be the surviving corporation of the Merger (the "Surviving
                                                                   ---------
Corporation"), all pursuant to the terms of this Agreement and the Certificate
-----------
of Merger; (b) the name of the Surviving Corporation shall be "Campuslink Communications Systems, Inc."; (c) the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation, provided, that Article I thereof
                                            --------
shall be amended to change the name of the Surviving Corporation in accordance with clause (b) of this Section 2.2; (d) the Bylaws of Merger Sub immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation; (e) the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified; (f) the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation until their respective successors are duly elected and qualified; (g) each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1(a); (h) each share of CCS Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1(b); (i) each Employee/Director CCS Warrant will be exchanged for a PaeTec Option as provided in Section 2.1(d); and (j) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the DGCL.

     1.3  Reorganization. The parties intend to adopt this Agreement and the
          --------------
Certificate of Merger as a plan of reorganization under Section 368(a) of the Code. PaeTec represents, as of the date of this Agreement and as of the Closing Date, that it presently intends to cause the Surviving Corporation to continue CCS's historic business or use a significant portion of CCS's business assets in a trade or business within the meaning of Treasury Regulation Section 1.368-1(d). CCS represents that (i) it operates at least one historic business and/or owns a significant portion of its historic business assets within the meaning of Treasury Regulation Section 1.368-1(d), (ii) at the Effective Time, the Surviving Corporation will hold substantially all of its properties, within the meaning of Section 368(a)(2)(E)(i) of the Code, and (iii) it is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code. PaeTec further represents that it has no present plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation except for transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation, (iv) cause the Surviving Corporation to issue additional shares of its capital stock that would result in PaeTec's losing control (within the meaning of Section 368(c) of the Code) of the Surviving Corporation, (v) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub except for dispositions made in the ordinary course of business or transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Code), in each case by the transferor corporation, or (vi) reacquire or cause any person related to PaeTec (as defined in Treas. Reg. 1.368-1(a)(3)) to acquire any of the PaeTec Class A Common Stock issued to the holders of CCS Stock pursuant to the Merger.

          Moreover, PaeTec hereby agrees to use its commercially reasonable efforts to cause the Merger to qualify, and shall not take (and shall use commercially reasonable efforts to prevent any of its affiliates from taking) any actions that could reasonably be expected to present the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     1.4  Escrow Agreement. In accordance with the Escrow Agreement, (i) an
          ----------------
aggregate of 876,000 shares of PaeTec Class A Common Stock issuable to the Stockholders under this Agreement (collectively, the "CCS Indemnification Escrow
                                                      --------------------------
Stock") shall be held in escrow pursuant thereto to secure the indemnification
-----
obligations of CCS and the Stockholders as provided in Section 11.2 hereof, and
(ii) the Post-Closing Adjustment Escrow Stock shall be held in escrow pursuant to the Escrow Agreement to secure the post-closing adjustment obligations set forth in Section 11.8 hereof.

          As used in this Agreement, the term "Post-Closing Adjustment Escrow
                                               ------------------------------
Stock" shall mean an aggregate of 1,780,000 shares of PaeTec Class A Common
-----
Stock issuable in the Merger; provided, however, that such number of shares
                              --------  -------
shall be reduced by 380,000 shares, 1,000,000 shares and 300,000 shares, respectively, in the event that CCS shall obtain a valid and binding written consent (which is enforceable against the party giving such consent) prior to the Closing from the U.S. Military Academy at West Point, GMH Associates or Tufts University, respectively, in form and substance reasonably acceptable to PaeTec, with respect to the purported assignment of, or a change of control under, the applicable exclusive service agreement resulting from the Merger, as the case may be.

          As used in this Agreement, the term "Non-Escrow Percentage" shall mean
                                               ---------------------
a fraction, (a) the numerator of which is the aggregate number of shares of PaeTec Class A Common Stock, excluding shares of the CCS Indemnification Escrow Stock and the CCS Post-Closing Adjustment Escrow Stock, issuable in the Merger, and (b) the denominator of which is the aggregate number of shares of PaeTec Class A Common Stock issuable in the Merger.

     1.5  Exchange of Certificates; Deposit in Escrow.
          -------------------------------------------

          (a)  Exchange and Deposit. At or as soon as practicable after the
               --------------------
Effective Time, PaeTec shall issue and deliver, upon surrender by each Stockholder of one or more stock certificates representing his CCS Stock (each, an "Old Certificate" and collectively, the "Old Certificates") for cancellation,
    ---------------                         ----------------
together with duly executed stock powers, such amount of Merger Consideration that such Stockholder shall be entitled to receive pursuant to Section 2.1(b); provided, however, that PaeTec shall, in lieu of delivering to such Stockholder
--------  -------
a stock certificate representing the full number of shares of PaeTec Class A Common Stock that he would have been entitled to receive pursuant to Section 2.1(b) (the "Full Share Amount"), deliver to (A) such Stockholder a stock
             -----------------
certificate (each, a "New Certificate" and collectively, the "New
                      ---------------                         ---
Certificates"), registered in his name and representing a number of shares (the
------------
"Non-Escrow Share Amount") of PaeTec Class A Common Stock equal to the Non-
 -----------------------
Escrow Percentage of the Full Share Amount (rounded to the nearest whole number of shares, and (B) an independent third party mutually selected by PaeTec and CCS, as escrow agent (the "Escrow Agent"),
                                                                 ------------
for deposit into the escrow to be established pursuant to Section 2.4, a stock certificate, registered in the name of the Escrow Agent or its nominee, representing a number of shares of PaeTec Class A Common Stock equal to the difference between the Full Share Amount and the Non-Escrow Share Amount, all of which will be held as part of such escrow and disbursed by the Escrow Agent in accordance with the provisions of the Escrow Agreement.

          Notwithstanding the foregoing, the aggregate number of shares of PaeTec Class A Common Stock to be delivered to and held by the Escrow Agent on behalf of all of the Stockholders pursuant to clause (B) of the immediately preceding sentence may be represented by a single stock certificate.

          (b)  No Further Ownership Rights in CCS Stock. After the Effective
               ----------------------------------------
Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CCS Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of CCS Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration pursuant to this Agreement.

          No dividends or other distributions declared or set aside on shares of PaeTec Class A Common Stock that are to be represented by New Certificates shall be paid to any Person otherwise entitled to receive the same until Old Certificates have been surrendered in exchange for such New Certificates in the manner herein provided, and upon such surrender such dividends or other distributions shall be paid to such Persons in accordance with their terms. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

     1.6  Lost, Stolen, Destroyed or Mutilated Certificates. In the event any
          -------------------------------------------------
certificates representing shares of CCS Stock shall have been lost, stolen, destroyed or mutilated, PaeTec shall issue in exchange for such lost, stolen, destroyed or mutilated certificates, upon the making of an affidavit of that fact by the holder thereof, such amount of the Merger Consideration as may be required pursuant to Section 2.5; provided, however, that PaeTec may, in its
                                  --------  -------
discretion and as a condition precedent to the issuance of such Merger Consideration, require the holder of such lost, stolen, destroyed or mutilated certificates to deliver to PaeTec such mutilated certificate (if applicable) and a lost certificate affidavit and indemnity agreement in a form and substance reasonably satisfactory to PaeTec.

     1.7  The Stockholder Representative.

          (a)  Appointment. In the event that the Merger and this Agreement is
               -----------
approved by the Stockholders of CCS, effective upon such vote, and without further act of any Stockholder of CCS, James A. Kofalt (the "Stockholder
                                                             ----------
Representative") shall be appointed as agent and attorney-in-fact for each
--------------
Stockholder, to serve as the Stockholder Representative under the Escrow Agreement and take all actions relating to the escrow to be established pursuant to the Escrow Agreement, including, without limitation, to enter into the Escrow Agreement on behalf of the Stockholders, to give and receive notices and communications under the Escrow Agreement, to authorize delivery to PaeTec of shares of PaeTec Class A Common Stock from such escrow in satisfaction of claims made by PaeTec, to object to such deliveries, to negotiate, enter into settlements and compromises of and to institute a suit or demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. All decisions of the Stockholder Representative relating to such escrow, the Escrow Agreement and the related indemnification and post-closing adjustment obligations arising hereunder shall be binding upon the Stockholders. Notices to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders under the Escrow Agreement.

          (b)  Replacement of the Stockholder Representative. In the event the
               ---------------------------------------------
Stockholder Representative shall die, become incapacitated, resign or otherwise terminate his status as such, his successor shall be any Stockholder appointed by holders of a majority of the shares of PaeTec Class A Common Stock issued in the Merger or, in the case of any vacancy where the holders of a majority of the shares of PaeTec Class A Common Stock issued in the Merger fail to appoint a successor within five (5) days of the creation of such vacancy, Gregory Ritchie shall serve as the Stockholder Representative until a new Stockholder Representative is so appointed.

     1.8  Grant of PaeTec Options. From time to time after the Effective Time,
          -----------------------
PaeTec shall grant stock options under its 1998 Incentive Compensation Plan to employees of PaeTec or any of its subsidiaries who were employees of CCS or any of its subsidiaries immediately prior to the Effective Time, on a basis consistent with other employees of PaeTec and its subsidiaries with comparable titles and responsibilities.

1.   REPRESENTATIONS AND WARRANTIES OF CCS

     CCS hereby represents and warrants to Merger Sub and PaeTec that, subject to the disclosure contained under the applicable Sections of the disclosure letter of even date herewith of CCS (the "CCS Disclosure Schedule") and subject
                                          -----------------------
to the last paragraph of this Article 3:

     1.1  Organization; Good Standing; Qualification and Power. CCS is a
          ----------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not have a Material Adverse Effect on CCS. Section 3.1 of the CCS Disclosure Schedule sets forth a correct and complete list of each jurisdiction in which CCS is duly qualified and in good standing to do business. CCS has delivered to PaeTec or its counsel complete and correct copies of the Certificate of Incorporation and Bylaws of CCS, in each case as amended to the date of this Agreement.

     In this Agreement, any reference to any event, change or effect being "material" with respect to any party hereto means any material event, change or
 --------
effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party and its subsidiaries, if any, on a consolidated basis. In this Agreement, the term "Material Adverse Effect" used in connection with a party means any event,
 -----------------------
change or effect that is or is reasonably likely to become materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party and its subsidiaries, if any, on a consolidated basis or to such party's ability to perform its obligations, if any, as contemplated in this Agreement or the other Transaction Documents. For purposes of this Agreement, the "Transaction
                                                            -----------
Documents" shall consist of this Agreement, the Certificate of Merger, the
---------
Stockholders' Agreement among PaeTec, the Stockholders, Arunas Chesonis, Christopher Edgecomb and Jeffrey Sudikoff (the "Stockholders' Agreement"), in
                                                -----------------------
the form attached hereto as Exhibit A; the Registration Rights Agreement among the Stockholders and PaeTec (the "Registration Rights Agreement"), in the form
                                  -----------------------------
attached hereto as Exhibit B; the Voting Agreement among PaeTec and each of the Stockholders (the "Voting Agreement"), in the form attached hereto as Exhibit C;
                   ----------------
and the Escrow Agreement among PaeTec, the Stockholder Representative and the Escrow Agent (the "Escrow Agreement"), or any of the other documents or
                   ----------------
agreements contemplated hereby or thereby.

     1.2  Capital Structure.
          -----------------

          (a)  Stock and Warrants. The authorized capital stock of CCS consists
               ------------------
of 7,250,000 shares of CCS Common Stock and 50,000 shares of preferred stock, par value $0.001 per share, of CCS ("CCS Preferred Stock," and together with CCS
                                     -------------------
Common Stock, the "CCS Stock"). As of the date hereof, 8,050 shares and 638,100
                   ---------
shares of CCS Preferred Stock and CCS Common Stock, respectively, are issued and outstanding, all of which are owned by the Stockholders of CCS in such amounts as set forth on Section 3.2(a)(1) of the CCS Disclosure Schedule. 800, 1,750 and 5,500 shares of CCS Preferred Stock issued and outstanding as of the date hereof have been designated as Series B, C and D Redeemable Preferred Stock, respectively. All declared (or accrued) but unpaid dividends with respect to CCS Preferred Stock as of March 31 are as set forth on Section 3.2(a)(2) of the CCS Disclosure Schedule. As of the date hereof, no shares of CCS Stock are held by CCS in its treasury. All outstanding shares of CCS Stock are validly issued, fully paid and nonassessable and, except as provided in the CCS Stockholders' Agreement, not subject to preemptive rights. As of the date hereof, an aggregate of 4,879,100 shares of CCS Common Stock are reserved for issuance upon exercise of outstanding warrants of CCS (the "CCS Warrants"). Section 3.2(a)(3) of the CCS Disclosure Schedule sets
      ------------
forth a correct and complete list of each CCS Warrant outstanding as of the date hereof, the number of shares and class and series of CCS Stock subject to such CCS Warrant, the per share exercise price of such CCS Warrant, the vesting or exercise schedule and expiration date applicable to such CCS Warrant. No CCS Warrant is an "incentive stock option," as such term is used in Section 422 of the Code.

          (b)  No Other Commitments.  Other than the CCS Warrants described in
               --------------------
Sections 3.2(a)(3) of the CCS Disclosure Schedule and except as provided in the CCS Stockholders' Agreement and in the CCS Registration Rights Agreement, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which CCS is a party, or by which CCS is bound, obligating CCS to issue, deliver or sell or offer to sell, or cause to be issued, delivered or sold, any shares of capital stock of CCS or securities convertible into or exchangeable for or carrying a right or option to purchase shares of capital stock of CCS, or obligating CCS to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Other than the CCS Stockholders' Agreement, there are no voting trusts or other agreements or understandings to which CCS is a party with respect to the voting of the capital stock of CCS.

          (c)  Corporate Action.  All corporate actions on the part of CCS
               ----------------
(other than the stockholder vote to approve this Agreement and the Merger), including, but not limited to, those required under the DGCL and CCS's Certificate of Incorporation and Bylaws, to authorize and approve the Merger and each of the Transaction Documents to which it is a party and the transactions contemplated thereby, have been duly and effectively taken.

     1.3  Authority.
          ---------

          (a)  Corporate Authority.  CCS has all requisite corporate power and
               -------------------
authority to enter into each of the Transaction Documents to which it is a party and, subject to approval of this Agreement and the Merger by the stockholders of CCS, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by such Transaction Document. The execution and delivery of this Agreement and the Certificate of Merger by CCS and the consummation by CCS of the Merger and the other transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of CCS, subject to any requisite approval by the stockholders of CCS. This Agreement has been, and the other Transaction Documents to which CCS is a party will be before or at the Closing, duly executed and delivered by CCS and are (or, with respect to such other Transaction Documents, will be at the Closing) the valid and binding obligations of CCS, enforceable against it in accordance with their respective terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability.

          (b)  No Conflict. Subject to the receipt of required Governmental
               -----------
Consents, except as set forth in Section 3.3(b) of the CCS Disclosure Schedule, neither the execution, delivery and performance of the Transaction Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof by CCS will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CCS under any term, condition or provision of (w) the Certificate of Incorporation or Bylaws of CCS,
(x) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement to which CCS is a party or by which it or any of its properties or assets may be bound, (y) any material Permit or any judgment, order or decree, or (z) any statute, law, ordinance, rule or regulation applicable to CCS or any of its properties or assets, except where any such conflict, violation, loss or creation with respect to any such statute, law, ordinance, rule or regulation would not, individually or in the aggregate, have a Material Adverse Effect on CCS. Section 3.3(b) of the CCS Disclosure Schedule sets forth each document described in clause (x) of the immediately preceding sentence which shall be affected in a manner described in such sentence as a result of the execution, delivery and performance of the Transactions Documents, or the consummation of the transactions contemplated thereby, or compliance with the provisions thereof by CCS.

          (c)  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity") (other than
                                               -------------------
those required by any public service commission, public utility commission or other Governmental Entity which regulates telecommunications services), is required to be obtained by CCS in connection with the execution and delivery of the Transaction Documents or the consummation by it of the transactions contemplated thereby, except for: (i) such filings, authorizations, orders and approvals set forth on Section 3.3(c)(1) of the CCS Disclosure Schedule; (ii) the filing of the Certificate of Merger and this Agreement with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which CCS is qualified to do business;
(iii) such filings, authorizations, orders and approvals as may be required under foreign laws and federal and state securities laws; and (iv) where the failure to obtain or make such consents, approvals, orders, authorizations, registration, declaration or filing, would not prevent or delay the consummation of the Merger or otherwise prevent CCS from performing its obligations under the Transaction Documents to which it is a party and would not have a Material Adverse Effect on CCS.

     1.4  Financial Statements.  The audited consolidated financial statements
          --------------------
of CCS for the fiscal years ended June 30, 1996, 1997 and 1998 and the unaudited financial statements of CCS for the nine months ended March 31, 1999, provided to PaeTec by CCS, comply as to form in all material respects with the applicable accounting requirements (except that the unaudited financial statements do not contain any footnotes required under GAAP or statements of cash flows) and the published rules and regulations with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects, the consolidated financial position of CCS as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. CCS shall provide to PaeTec prior to the Closing audited consolidated financial statements of CCS for the six months ended December 31, 1998 (the "CCS Interim Audited
                                                        -------------------
Financials"). The CCS Interim Audited Financials will comply as to form in all
----------
material respects with the applicable accounting requirements and the published rules and regulations with respect thereto, will be prepared in accordance GAAP applied on a consistent basis during the period involved and will fairly present, in all material respects, the consolidated financial position of CCS as of the date thereof and the results of its operations and cash flows for the periods then ended. The audited and unaudited financial statements of CCS described in this Section 3.4 are collectively referred to as the "CCS Financial
                                                                   -------------
Statements."
----------

     1.5 Compliance with Applicable Laws. Except as disclosed in Section 3.5 of the CCS Disclosure Schedule or with respect to labor and employee benefit matters (which are specifically addressed in Section 3.9) or environmental matters (which are specifically addressed in Section 3.22), the business of CCS has not been conducted in violation of any statute, law, ordinance, rule, regulation or order of any Governmental Entity, except where such violation would not have a Material Adverse Effect on CCS. Except as disclosed in Section
3.5 of the CCS Disclosure Schedule, there is currently no investigation or review by a Governmental Entity with respect to CCS pending or, to the knowledge of CCS, threatened , nor has any Governmental Entity notified CCS in writing of its intention to conduct the same. CCS has all permits, licenses, approvals, orders and franchises from Governmental Entities ("Permits") required to conduct
                                                   -------
its businesses as now being conducted, other than Permits the failure of which to obtain would not have a Material Adverse Effect on CCS. All of CCS's material Permits are in full force and effect and no violations thereunder (which have not heretofore been remedied) have been recorded.

     1.6  Litigation.  Except as disclosed in Section 3.6 of the CCS Disclosure
          ----------
Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending or, to the knowledge of CCS, threatened, against CCS; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CCS. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against CCS purporting to enjoin or restrain the consummation of the Merger or the execution, delivery or performance of any of the Transaction Documents or any documents contemplated thereby, and no proceedings are pending therefor.

     1.7  Title to Real Properties. Section 3.7 of the CCS Disclosure Schedule
          ------------------------
sets forth a correct and complete list of real property owned or leased by CCS. CCS has good record and marketable title in fee simple to, or holds a valid interest as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by CCS, except for (i) such defects in title or such lien, security interests or other encumbrances on such property as would not, individually or in the aggregate, have a Material Adverse Effect on CCS, (ii) Permitted Liens, and (iii) any liens, security interests or other encumbrances relating to any indebtedness disclosed on Section 3.16 of the CCS Disclosure Schedule and being assumed by PaeTec at the Effective Time.

     1.8  Subsidiaries.  Except as disclosed in Section 3.8 of the CCS
          ------------
Disclosure Schedule, CCS does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other Person.

     1.9  Employee Benefit Plans and Employment Matters.
          ---------------------------------------------

          (a) Except as listed in Section 3.9 of the CCS Disclosure Schedule, neither CCS nor any CCS ERISA Affiliate maintains any Employee Benefit Plan. As used in this Article 3, "Employee Benefit Plan" means any "employee benefit
                         ---------------------
plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other plan, policy, program, practice,
                      -----
agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of CCS or any CCS ERISA Affiliate, which are now, or were within the past six years, maintained by CCS or any CCS ERISA Affiliate, or under which CCS or any CCS ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "CCS ERISA Affiliate"
                                                        -------------------
means any entity that, together with CCS, is or was treated as a single employer under Section 414(b), (c) or (m) of the Code.

          (b) CCS has delivered or made available to PaeTec or its counsel prior to the date hereof complete and correct copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of CCS and the use of temporary employees and independent contractors by CCS (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications), (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed, (iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) actuarial valuation reports, and (C) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan, (v) all material communications received from or sent to the Internal Revenue Service ("IRS") or the Department of Labor ("DOL") (including a written description of
  ---                                ---
any oral communication), and (vi) any Forms 5330 required to be filed by CCS or any affiliate, whether related to an Employee Benefit Plan or otherwise.

          (c) Neither CCS nor any CCS ERISA Affiliate maintains or has ever maintained, contributed to or had an obligation to contribute to or could have any obligation in respect of an Employee Benefit Plan subject to Title IV of ERISA or to Section 412 of the Code. Neither CCS nor any CCS ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA. No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (d) With respect to each Employee Benefit Plan, to the knowledge of CCS, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject PaeTec or CCS, directly or indirectly, to a material tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct CCS could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA which is reasonably likely to result in a material liability to CCS.

          (e) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which
                                                      ------------
is subject to Sections 201, 301 or 401 of ERISA has received a favorable opinion, modification or determination letter from the IRS covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of CCS, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. Each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws. As of and including the Closing Date, CCS shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the unaudited balance sheet of CCS as at March 31, 1999 provided to PaeTec by CCS (the "CCS Balance Sheet"). All notices, filings and disclosures required by
          -----------------
ERISA or the Code (including notices under Section 4980B of the Code) have been timely made, except where the failure to timely give or make such notices, filings or disclosures would not result in liability to CCS.

          (f) CCS has neither received notice of nor is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of CCS, threatened with respect to any Employee Benefit Plan or against any fiduciary of any

Employee Benefit Plan, and neither CCS nor any Stockholder has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. No Employee Benefit Plan is under audit or is the subject of an audit or investigation by the IRS, the DOL or any other federal or state governmental agency, nor, to the knowledge of CCS, is any such audit or investigation pending or threatened.

          (g) No Employee Benefit Plan provides for medical or health benefits, or life insurance or other death benefits (through insurance or otherwise), or provides for the continuation of such benefits or coverage, for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") or applicable
                                                      -----
state law, and there has been no communication authorized by CCS or a CCS ERISA Affiliate to any employee that could reasonably be expected to promise or guarantee any such benefits.

          (h) No Employee Benefit Plan which is not a Pension Plan is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

          (i) Except as required by law or by the terms of an Employee Benefit Plan, neither CCS nor any Stockholder has proposed or has agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) nor to change any employee coverage which would cause an increase in the expense of maintaining any such Employee Benefit Plan.

          (j) Section 3.9(j)(1) of the CCS Disclosure Schedule lists all employees of CCS as of the date of this Agreement who are paid $50,000 or more per year in compensation, their salaries as of the date of this Agreement and the date and amount of their most recent salary increases. Except as disclosed on Section 3.9(j)(2) of the CCS Disclosure Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with CCS. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) or independent contractor performs any material services for CCS.

          (k) No Employee Benefit Plan provides benefits or payments based on or measured by the value of an equity security of or interest in CCS or any CCS ERISA Affiliate.

          (1) Except as disclosed on Section 3.9(l) of the CCS Disclosure Schedule, no Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and CCS does not have outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

          (m) Except as set forth in Section 3.9(m) of the CCS Disclosure Schedule, the consummation of the transactions contemplated by the Transaction Documents, either alone or in combination with another event, will not result in
(i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of CCS, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of CCS, or (iii) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of CCS. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of CCS.

          (n) Except as set forth in Section 3.9(n) of the CCS Disclosure Schedule, CCS is not a contractor or subcontractor with obligations under any federal, state or local government contracts.

          (o) Except for matters arising in the ordinary course of business which are not material, CCS is in compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to the employment of former, current and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of CCS, including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-
9) required by any relevant governmental authority.

          (p)  CCS has good labor relations in general.

          (q) No collective bargaining agreement with respect to the business of CCS is currently in effect or being negotiated. CCS has no current obligation to negotiate any such collective bargaining agreement and, to the knowledge of CCS, there is no active campaign by its employees to be covered by a collective bargaining agreement.

          (r) There are no strikes, slowdowns or work stoppages pending or, to the knowledge of CCS, threatened with respect to the employees of CCS, nor has any such strike, slowdown or work stoppage occurred or, to the knowledge of CCS, been threatened. There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of CCS, no question concerning representation has been raised or threatened respecting the employees of CCS.

          (s) There are no complaints or charges against CCS pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of CCS, no person has threatened to file any complaint or charge against CCS with any such board or agency.

          (t) To the knowledge of CCS, no charges with respect to or relating to the business of CCS or any affiliate thereof are pending before the Equal Employment Opportunity

Commission, or any state or local agency responsible for the prevention of unlawful employment practices.

          (u) CCS has not received any written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of CCS and, to the knowledge of CCS, no such investigation is in progress.

          (v) Except as set forth in Section 3.9(v) of the CCS Disclosure Schedule, there is no unpaid severance which, as of the date of this Agreement, is due or claimed in writing to be due from CCS to any Person whose employment with CCS was terminated.

          (w) Except as set forth in Section 3.9(w) of the CCS Disclosure Schedule or for any dissemination by CCS of written material provided by PaeTec to employees of CCS in the course of its due diligence investigation in connection with this Agreement and the transactions contemplated hereby, CCS has not made any statements or representations or distributed any written material to any of its employees regarding future operating plans of PaeTec or the Surviving Corporation after the Effective Time or PaeTec's or the Surviving Corporation's continued employment of CCS's employees subsequent to the Effective Time.

          (x) Section 3.9(x) of the CCS Disclosure Schedule contains (i) a complete and correct list of all employment, management, consulting or other agreements with any persons employed or retained by CCS (including independent consultants and commission agents), complete and correct copies of which have been delivered to PaeTec, (ii) the names of all employees or former employees of CCS who are receiving or are entitled to receive at any time continuing payments of any kind after termination of employment, other than pursuant to a plan or program described in this Section 3.9, together with the annual amounts payable to each of such employees and the duration of such payments.

          (y) No condition exists as a result of which CCS would have a material liability, whether absolute or contingent, including any obligations under the Employee Benefit Plans, with respect to any misclassification of a Person performing services for CCS as an independent contractor rather than as an employee.

     1.10 [Reserved.]


     1.11 Absence of Certain Changes or Events.  Except as disclosed in Section
3.11 of the CCS Disclosure Schedule, since March 31, 1999 (the "CCS Balance
                                                                -----------
Sheet Date") there has not occurred:
----------

          (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations that has had or will have a Material Adverse Effect on CCS;

          (b) any amendments or changes in the Certificate of Incorporation or Bylaws;

          (c) any material damage, destruction or loss of CCS's assets or properties, whether covered by insurance or not;

          (d) any redemption, repurchase or other acquisition of shares of capital stock by CCS, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock;

          (e) any payment of (or any making of oral or written commitments or representations to pay) any bonus (other than as properly accrued for on the CCS Financial Statements), increased salary or special remuneration to any director, officer, employee or consultant or any entry into or alterations of the terms of any employment, consulting or severance agreement with any such person; any payment of any severance or termination pay (other than payments made in accordance with existing plans or agreements); any grant of stock option or issuance of any restricted stock; any entry into or modification of any agreement or Employee Benefit Plan (except as required by law) or any similar agreement; or any increase in benefits of the type described in Section 3.9 outside of the ordinary course of business;

          (f) any modification of any term of benefits payable under any Employee Benefit Plan outside of the ordinary course of business;

          (g) any acquisition or sale of a material amount of property or assets of CCS, other than in the ordinary course of business consistent with past practice, or any acquisition by CCS of any property or assets from any of the Stockholders;

          (h) any (A) incurrence, assumption or guarantee by CCS of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of CCS; or (C) issuance or sale of options or other rights to acquire from CCS, directly or indirectly, debt securities of CCS or any securities convertible into or exchangeable for any such debt securities;

          (i) any creation or assumption by CCS of any mortgage, pledge, security interest or lien or other encumbrance on any material asset, except those granted in favor of PaeTec;

          (j) any making of any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made to employees in the ordinary course of business consistent with past practice;

          (k) any entering into, amendment of or relinquishment, termination or non-renewal by CCS of any contract, lease transaction, commitment or other right or obligation, other than as disclosed in Section 3.11(k) of the CCS Disclosure Schedule and except for commitments entered into in the ordinary course of business consistent with past practice;

          (l) any transfer or grant of a right under the CCS IP Rights (as such term is hereinafter defined);

          (m) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of CCS or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

          (n) any institution or settlement of any litigation, action or proceeding before any Governmental Entity relating to CCS or its properties or assets;

          (o) any change in the accounting practices or principles utilized in the preparation of the CCS Financial Statements;

          (p)  any liabilities and obligations of any nature of CCS except those
(i) incurred in the ordinary course of business consistent with past practice, or (ii) which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on CCS;

          (q) any waiver or release of any right or claim, except for the waiver or release of non-material claims in the ordinary course of business consistent with past practice; or

          (r) to the knowledge of CCS, any agreement or arrangement made by CCS to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3.11 untrue or incorrect as of the date when made unless otherwise disclosed.

     1.12 Agreements.  Section 3.12 of the CCS Disclosure Schedule sets forth a
          ----------
list of any of the following written contracts, agreements and other instruments ("Contractual Obligations") entered into by CCS, true, correct and complete
  -----------------------
copies of each of which have been delivered to PaeTec or its counsel:

          (a)a contract with or commitment to any labor union;

          (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from CCS in an amount in excess of $25,000 per annum, which is not terminable on 30 days' or less notice without cost or other liability at (or at any time after) the Effective Time or in which CCS has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing or distribution rights relating to any product, service or territory;

          (c) contract providing for the development of software for, or license of software by or to, CCS, which software is used or incorporated in the business of CCS, or contract relating to any other Intellectual Property Rights, including but not limited to rights of publicity, used or incorporated in the business of CCS;

          (d)  joint venture contract or agreement with any other party;

          (e) contract or commitment for the employment of any officer, employee or consultant, severance agreement, non-competition agreement, non-disclosure agreement, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable by CCS without cost or other liability to CCS;

          (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (g) lease or other agreement under which CCS is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and which requires CCS to make payments in excess of $25,000 per annum;

          (h) agreement or arrangement for the sale of any assets, properties or rights involving payment of $25,000 or more;

          (i) agreement which restricts CCS or, to the knowledge of CCS, any of its employees from engaging in any aspect of its business or competing in any line of business in any geographic area;

          (j) exclusive service agreement for the provision of telecommunication, Internet or cable television services;

          (k)  CCS IP Rights Agreement; or

          (l) agreement between CCS and any of the Stockholders or their respective Affiliates.

     1.13 Customer Relations.  The CCS Disclosure Schedule lists the customers
          ------------------
of CCS for the last completed fiscal year and the nine month period ended March 31, 1999 (in decreasing order of gross sales). Except as disclosed in Section
3.13 of the CCS Disclosure Schedule, CCS has not received any written notice or, to the knowledge of CCS, any verbal notice of (or any written threats or, to the actual knowledge of Joseph Golden or Robert Schwartz, any verbal threats with respect to) termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of CCS or CCS's business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of CCS.

     1.14 No Defaults.  Except as disclosed in Section 3.14 of the CCS
          -----------
Disclosure Schedule, CCS is not in material default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a material default by CCS under, any material contract or agreement to which CCS is a party.

     1.15 Taxes.  (a) Except as set forth on Section 3.15 of the CCS Disclosure
          -----
Schedule, CCS has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed by it
                                          -------
(taking into account any extension of time to file granted to or on the account of CCS). The information on such Returns is complete and accurate in all material respects. Except as set forth on Section 3.15 of the CCS Disclosure Schedule, CCS has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. Except as set forth on Section 3.15 of the CCS Disclosure Schedule, there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of CCS.

          (a) Except as set forth on Section 3.15 of the CCS Disclosure Schedule, no unpaid (or unreserved in accordance with GAAP applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to CCS for any Pre-Closing Period and, to the knowledge of CCS, there are no pending audits, investigations or claims for or relating to any liability in respect of Taxes of CCS, nor has CCS been notified of any request for such an audit, investigation or claim. Except as set forth on Section 3.15 of the CCS Disclosure Schedule, CCS has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to CCS.

          (b) (i) CCS has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (ii) true, complete and correct copies of the federal income tax returns of CCS with respect to all periods ending on or after December 31, 1995 have been furnished or made available to PaeTec; (iii) CCS is not a "consenting corporation" under
Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (iv) there are no private letter rulings in respect of any Tax pending between CCS and any taxing authority; (v) CCS owns no interest in real property in the State of New York; (vi) CCS has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than CCS; (vii) to the knowledge of CCS, CCS is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by CCS with respect to Taxes; (viii) CCS is not, and has not been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) CCS is not a person other than a United States person within the meaning of the Code; (x) CCS is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (xi) CCS has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (xii)

CCS has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (xiii) CCS is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xiv) CCS has never been a Subchapter S corporation (as defined in Section 1361(a)(1) of the Code); (xv) Section 3.15(c)(xv) of the CCS Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by CCS; (xvi) CCS is not a personal holding company within the meaning of Section 542 of the Code; and (xvii) CCS has not made an election and is not required to treat any of the assets shown on the CCS Financial Statements as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

          As used in this Agreement, "Taxes" shall mean taxes, fees, levies,
                                      -----
duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use,
                         ----------
service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto. As used herein, "Pre-Closing Period" means all taxable periods ending
                           ------------------
on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date. As used in this Section 3.15, CCS shall mean, individually and collectively, (i) CCS and (ii) any individual, trust, corporation, partnership or other entity as to which CCS may be liable for Taxes incurred by such individual or entity as a transferee or pursuant to any provision of federal, state, local or foreign law or regulation.

     1.16 Outstanding Borrowings. Section 3.16 of the CCS Disclosure Schedule
          ----------------------
sets forth (a) the amount of all outstanding borrowings of CCS as of the date of this Agreement, (b) any liens that relate to such outstanding borrowings and that encumber the assets or properties of CCS, and (c) the name of each lender thereof.

     1.17 Intellectual Property. Except in each case as disclosed in Section
          ---------------------
3.17 of the CCS Disclosure Schedule:

          (a)a CCS owns, or has the right to use, sell or license all Intellectual Property Rights and customer lists used in its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "CCS IP Rights") and such rights to use, sell or
                                 -------------
license are sufficient for such conduct of its business, and are valid and subsisting and in full force and effect;

          (b) the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated thereby will not constitute a breach of any instrument or agreement governing any CCS IP Right (the "CCS IP Rights Agreements") or customer lists of CCS, will not cause the
      ------------------------
forfeiture or termination or give rise to a right of forfeiture or termination of any CCS IP Right or impair the right of CCS or the Surviving Corporation to use, sell or license any CCS IP Right or customer lists of CCS or portion thereof;

          (c) there are no royalties, honoraria, or other similar payments payable by CCS to any Person other than as set forth in the CCS Financial Statements or the CCS IP Rights Agreements listed in Section 3.17(c) of the CCS Disclosure Schedule;

          (d) the conduct of CCS's business, as presently conducted, does not violate any license, franchise or other agreement covering Intellectual Property Rights between CCS and any third party or, to the knowledge of CCS, infringe any Intellectual Property Right of any other party, and there is no pending or, to the knowledge of CCS, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any CCS IP Right or right to conduct CCS's business, nor has CCS received any written notice asserting that any CCS IP Right or any of CCS's customer lists or franchises, or the proposed use, sale, license or disposition thereof or right to conduct CCS's business conflicts or will conflict with the rights of any other party; and

          (e) CCS has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all CCS IP Rights which constitute trade secrets or confidential business information of CCS or CCS's customer lists. No current or prior officers, employees or consultants of CCS claims or has a right to claim pursuant to any written agreement with CCS an ownership interest in any CCS IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to CCS, or otherwise.

          Section 3.17(e) of the CCS Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by CCS to perfect or protect its interest in CCS IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, registered copyrights and copyright applications, none of which have lapsed, expired or been abandoned or cancelled, or subject to any objection, opposition, cancellation or other such proceeding.

          As used herein, the term "Intellectual Property Rights" shall mean all
                                    ----------------------------
industrial and intellectual property rights worldwide, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, know-how, trade secrets, proprietary processes and formulae, software, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

          (f) Section 3.17(f) of the CCS Disclosure Schedule lists all of the Intellectual Property licenses and franchises of CCS in which CCS is either a licensor, franchisor, licensee or franchisee; all such licenses and franchises are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Effective Time, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          (g) To the knowledge of CCS, there is no unauthorized use, infringement, violation or misappropriation of any of CCS IP Rights or CCS's customer lists or franchise rights by any third party, including any employee or former employee of CCS.

     1.18 Receivables and Payables.  The accounts and notes receivable reflected
          ------------------------
on the CCS Balance Sheet provided to PaeTec by CCS, and the accounts and notes receivable arising subsequent to the CCS Balance Sheet Date, have arisen only from bona fide transactions in the ordinary course of CCS's business consistent with past practice, and represent valid obligations to CCS, net of any allowance for uncollectibles recorded on the CCS Balance Sheet in accordance with GAAP applied on a consistent basis. There has been no material adverse change since the CCS Balance Sheet Date in the amounts of accounts and notes receivable or the allowances with respect thereto, or accounts payable of CCS, from that reflected in the CCS Balance Sheet at such date.

     1.19 Fees and Expenses.  CCS has not paid or become obligated to pay any
          -----------------
fee or commission to any broker, finder, intermediary or financial adviser (including any Stockholder) in connection with the transactions contemplated by any of the Transaction Documents.

     1.20 Insurance.  CCS has in effect fire and casualty insurance policies
          ---------
listed in Section 3.20 of the CCS Disclosure Schedule with the effective date and coverage amounts accurately indicated thereon. Such insurance coverage and coverage amounts are customary for the business engaged in by CCS. Except as disclosed in Section 3.20 of the CCS Disclosure Schedule, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

     1.21 Ownership of Property.  Except (a) as disclosed in Section 3.21 of the
          ---------------------
CCS Disclosure Schedule, (b) any Permitted Lien or (c) any liens, security interest and other encumbrances relating to (i) any indebtedness set forth on
Section 3.16 of the CCS Disclosure Schedule and being assumed by PaeTec at the Effective Time, or (ii) any leases disclosed on Section 3.12 of the CCS Disclosure Schedule, CCS has good and marketable title to all of its tangible personal property and assets used in its business, including those reflected as owned on the CCS Financial Statements or so described in the CCS Disclosure Schedule, in each case free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances, and none of such property or assets are owned by any Person other than CCS. All real and personal property owned or leased by CCS is generally in good repair and is operational and usable in the operations of CCS, subject to ordinary wear and tear. CCS is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, which violation would result in a Material Adverse Effect on CCS, nor has it received any notice of violation with which it has not complied.

     1.22 Environmental Matters.  Notwithstanding any other provisions of this
          ---------------------
Agreement to the contrary, this Section 3.22 sets forth the sole and exclusive representations and warranties of CCS in this Agreement or otherwise with respect to Environmental Laws or any other environmental matter of any kind or nature.

          (a)a During the period that CCS has owned, leased or operated any properties or facilities, CCS has not disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities in violation of any Environmental Law. For the purposes of this Section 3.22 and Section 4.21, the terms "disposal,"
                                                               --------
"release," and "threatened release" shall have the definitions assigned thereto
 -------        ------------------
by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of
                                               ------
this Agreement "Hazardous Materials" shall mean any petroleum or petroleum
                -------------------
products, radioactive materials, asbestos-containing materials, radon gas and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance,"
                                                       -------------------
"pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic
----------    -----------    --------------    -------------------    -----
substance" or "hazardous chemical" under any Environmental Law.  As used herein,
---------      ------------------
"Environmental Law" means any federal, state or local law (including any common
 -----------------
law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public or employee health and safety, and includes, but not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as amended, the Clean Water Act, 33 U.S.C. (S) 2601 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C.
(S) 6901 et seq., as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S) 136 et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. (S) 6901 et seq., as amended.

          (b) The operations, properties and facilities of CCS are in compliance in all material respects with Environmental Law. During the time that CCS has owned or leased its properties and facilities, CCS has not used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for disposal to or from such properties or facilities, any Hazardous Materials in violation of any Environmental Law.

          (c) During the time that CCS has owned or leased its properties and facilities, there has been no litigation brought or, to the knowledge of CCS, threatened against CCS by, or any settlement reached by CCS with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

          (d) To the knowledge of CCS, there are no facts, circumstances or conditions relating to the properties and facilities owned or leased by CCS reasonably likely to give rise to a claim against CCS under any Environmental Law or to any material Environmental Costs and Liabilities on CCS. As used herein, "Environmental Costs and Liabilities" means any and all losses,
         -----------------------------------
liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial activities) arising from or under any Environmental Law or order or contract with any Governmental Entity or any other Person.

     1.23 Interested Party Transactions. Except as disclosed in Section 3.23 of
          -----------------------------
the CCS Disclosure Schedule, no Stockholder, officer or director of CCS or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated
 ---------      ---------
under the Securities Act of 1933, as amended (the "Securities Act")), of any
                                                   --------------
such Person has had, either directly or indirectly, any interest in: (i) any Person or entity which purchases from or sells, licenses or furnishes to CCS any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which CCS is a party or by which it or any of its properties or assets may be bound or affected.

     1.24 Disclosure. To the knowledge of CCS, no representation or warranty
          ----------
made by CCS or any of the Stockholders in this Agreement, nor any information or statement contained in the CCS Disclosure Schedule or any exhibit or schedule hereto or any certificate to be delivered by CCS pursuant hereto, when taken together as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made, except where any such untrue statement or the omission of any such fact would not have a Material Adverse Effect on CCS.

     1.25 Restrictions on Business Activities. Except as set forth on Section
          -----------------------------------
3.25 of the CCS Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon CCS that has or could be expected to have the effect of prohibiting or materially impairing any business practice of CCS, any acquisition of property by CCS or the conduct of business by CCS as currently conducted or as currently expected to be conducted following the Effective Time.

     1.26 Books and Records.  All accounts, books, ledgers and official records
          -----------------
prepared and kept by CCS have been truthfully and properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

     2.2  Warranties. Except as set forth on Section 3.27 of the CCS Disclosure
          ----------
Schedule or as set forth in any exclusive service agreement entered into by CCS, CCS has not made any written warranty or representation in respect of any of its services, products or devices other than those customarily made by companies in the telecommunications industry.

     2.3  Y2K Compliance. Except as set forth in Section 3.28 of the CCS
          --------------
Disclosure Schedule, to the knowledge of CCS, the computer systems and software used by CCS or used in its business and any other equipment or products used by CCS or used in its business that use any software or embedded chips (together, "CCS Equipment") will accurately accept, create, manipulate, sort, store, output
 -------------
and otherwise process calendar-related data from, into and between the twentieth and twenty-first centuries and will operate before, during and after the year 2000 without error relating to calendar-related or "date" data (including data received from or passed to the other computer systems or programs), including without limitation error that relates to, or is the result of, calendar-related data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year. Without limiting the generality of the foregoing, except as set forth in Section 3.28 of the CCS Disclosure Schedule, to the knowledge of CCS, CCS Equipment will not, because of calendar-related or "date" data (including without limitation data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year), cease prematurely or abnormally to function before completing its intended operation or generate invalid or incorrect results. Except as set forth in Section 3.28 of the CCS Disclosure Schedule, to the knowledge of CCS, CCS Equipment is capable of storing explicit values with respect to century data and uses a four-digit year in all date data elements, whether internal to the software logic, external at interfaces with other programs or stored on-line or off-line, and recognizes and correctly processes dates for leap year.

          Notwithstanding any to the contrary, CCS shall not be deemed to make to PaeTec or the Merger Sub any representation or warranty other than as expressly made by CCS in this Agreement. Notwithstanding anything to the contrary, CCS makes no representation or warranty to PaeTec or Merger Sub with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to PaeTec, Merger Sub or their respective counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations notwithstanding any otherwise express representation or warranty contained in this Article 3, or (b) except as otherwise expressly covered by a representation or warranty contained in this Article 3, any other information or documents (financial or otherwise) made available to PaeTec, Merger Sub or their respective counsel, accountants or advisors with respect to CCS or its subsidiaries.

2.   REPRESENTATIONS AND WARRANTIES OF PAETEC


     PaeTec hereby represents and warrants to CCS and the Stockholders that, subject to the disclosure contained under the applicable Sections of the disclosure letter of even date herewith of PaeTec (the "PaeTec Disclosure
                                                        -----------------
Schedule") and subject to the last paragraph of this Article 4:
--------

     2.1  Organization; Good Standing; Qualification and Power. PaeTec is a
          ----------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not have a Material Adverse Effect on PaeTec. PaeTec has delivered to CCS or its counsel complete and correct copies of the Certificate of Incorporation and Bylaws of PaeTec, in each case as amended to the date of this Agreement.

     2.2  Capital Structure.
          -----------------

          (a)  Stock, Options and Warrants. The authorized capital stock of
               ---------------------------
PaeTec consists of 27,500,000 shares of PaeTec Class A Common Stock and 7,500,000 shares of Class B Common Stock, par value $0.01 per share ("PaeTec
                                                                      ------
Class B Common Stock" and together with PaeTec Class A Common Stock, the "PaeTec
--------------------                                                      ------
Stock"). As of the date hereof, 8,999,952 shares and 6,285,048 shares of PaeTec
-----
Class A Common Stock and PaeTec Class B Common Stock, respectively, are issued and outstanding. It is anticipated that an additional 5,600,000 shares of PaeTec Class A Common Stock will be issued pursuant to a private offering that will be completed on or about May 31, 1999. As of the date hereof, no shares of PaeTec Stock are held by PaeTec in its treasury. All outstanding shares of PaeTec Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, an aggregate of 2,195,160 shares of PaeTec Class A Common Stock are reserved for issuance upon exercise of outstanding stock options of PaeTec under its 1998 Incentive Compensation Plan. Section 4.2(a) of the PaeTec Disclosure Schedule sets forth a correct and complete list of each stock option outstanding as of the date hereof, including the name of the holder of such stock option, the number of shares covered by such stock option and the per share exercise price of such stock option. Each such stock option expires on the tenth anniversary of its grant date. Stock options granted on an annual basis vest over a four-year term, and stock options granted upon hire vest over a four-year term for 60% of the shares of PaeTec Class A Common Stock covered by such options, while the remaining 40% vest over a four-year term, commencing the time PaeTec achieves certain revenue targets.

          (b)  No Other Commitments.  Other than the PaeTec Class A Common
               --------------------
Stock, and stock options and warrants to purchase up to an aggregate of 4,300,000 shares of PaeTec Class A Common Stock heretofore granted or to be granted pursuant to Section 6.3(h), and except as set forth on Section 4.2(b) of the PaeTec Disclosure Schedule, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which PaeTec is a party, or by which PaeTec is bound, obligating PaeTec to issue, deliver or sell or offer to sell, or cause to be issued, delivered or sold, any shares of capital stock of PaeTec or securities convertible into or exchangeable for or carrying a right or option to purchase shares of capital stock of PaeTec, or obligating PaeTec to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Except as provided in Section 4.2(b) of the PaeTec Disclosure Schedule, there are no voting trusts or other agreements or understandings to which PaeTec is a party with respect to the voting of the capital stock of PaeTec.

          (c)  Corporate Action.  All corporate actions on the part of PaeTec,
               ----------------
including, but not limited to, those required under the DGCL and PaeTec's Certificate of Incorporation and Bylaws, to authorize and approve the Merger and each of the Transaction Documents to which it is a party and the transactions contemplated thereby, have been (with respect to this Agreement), or will be prior to the Closing (with respect to the other Transaction Documents), duly and effectively taken.

     2.3  Authority.
          ---------

          (a)  Corporate Authority.  PaeTec has all requisite corporate power
               -------------------
and authority to enter into each of the Transaction Documents to which it is a party and, subject to approval of this Agreement and the Merger by PaeTec in its capacity as the sole stockholder of Merger Sub, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by such Transaction Document. The execution and delivery of this Agreement and the Certificate of Merger by PaeTec and the consummation by PaeTec of the Merger and the other transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of PaeTec, subject to any requisite approval by PaeTec in its capacity as the sole stockholder of Merger Sub. This Agreement has been, and the other Transaction Documents to which PaeTec is a party will be before the Closing, duly executed and delivered by PaeTec and are (or, with respect to such other Transaction Documents, will be before or at the Closing) the valid and binding obligations of PaeTec, enforceable against it in accordance with their respective terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability.

          (b)  No Conflict.  Subject to the receipt of required Governmental
               -----------
Consents and the receipt of consent from Newcourt Commercial Finance Corporation, neither the execution, delivery and performance of the Transaction Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof by PaeTec will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PaeTec under any term, condition or provision of (w) the Certificate of Incorporation or Bylaws of PaeTec, (x) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement to which PaeTec is a party or by which it or any of its properties or assets may be bound, (y) any material Permit or any judgment, order or decree, or (z) any statute, law, ordinance, rule or regulation applicable to PaeTec or any of its properties or assets, except where any such conflict, violation, loss or creation with respect to any such statute, law, ordinance, rule or regulation would not, individually or in the aggregate, have a Material Adverse Effect on PaeTec.

          (c)  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, declaration or filing with, any Governmental Entity ("Governmental Consents") is required to be obtained by PaeTec in
         ---------------------
connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation by it of the transactions contemplated hereby and thereby, except for: (i) the filing of the Certificate of Merger and this Agreement with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which PaeTec is qualified to do business; (ii) Governmental Consents as may be required under foreign laws and federal and state securities laws; and (iii) Governmental Consents required by any public service commission, public utility Commission or other Governmental Entity regulating telecommunications services, or (iv) Governmental Consents where the failure to obtain such Consents would not prevent or delay the consummation of the Merger or otherwise prevent PaeTec from performing its obligations under the Transaction Documents to which it is a party and would not have a Material Adverse Effect on PaeTec.

     2.4  Financial Statements.  The audited consolidated financial statements
          --------------------
of PaeTec for fiscal year ended December 31, 1998 and the unaudited financial statements of PaeTec for the three month ended March 31, 1999 (the "PaeTec
                                                                    ------
Financial Statements"), provided to CCS by PaeTec, comply as to form in all
--------------------
material respects with the applicable accounting requirements (except that the unaudited financial statements do not contain any footnotes required under GAAP or statements of cash flows) and the published rules and regulations with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects, the consolidated financial position of PaeTec as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

     2.5  Compliance with Applicable Laws.  The business of PaeTec has not been
          -------------------------------
conducted in violation of any statute, law, ordinance, rule, regulation or order of any Governmental Entity, except where such violation would not have a Material Adverse Effect on PaeTec. Except in connection with PaeTec's application for Governmental Consents relating to the Transaction Documents, there is currently no investigation or review by a Governmental Entity with respect to PaeTec pending or, to the knowledge of PaeTec, threatened, nor has any Governmental Entity notified PaeTec in writing of its intention to conduct the same. PaeTec has all Permits required to conduct its businesses as now being conducted, other than Permits the failure of which to obtain would not have a Material Adverse Effect on PaeTec. All of PaeTec's material Permits are in full force and effect and no violations thereunder (which have not heretofore been remedied) have been recorded.

     2.6  Litigation.  Except as disclosed in Section 4.6 of the PaeTec
          ----------
Disclosure Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending or, to the knowledge of PaeTec, threatened, against PaeTec; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PaeTec. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against PaeTec purporting to enjoin or restrain the consummation of the Merger or the execution, delivery or performance of any of the Transaction Documents or any documents contemplated thereby, and no proceedings are pending therefor.

     2.7  Title to Real Properties. Except as disclosed in Section 4.7 of the
          ------------------------
PaeTec Disclosure Schedule, PaeTec has good record and marketable title in fee simple to, or holds a valid interest as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by PaeTec, except for (i) such defects in title or such liens, security interests or other encumbrances on such property as would not, individually or in the aggregate, have a Material Adverse Effect on PaeTec, or
(ii) Permitted Liens.

     2.8  Subsidiaries.  Except as disclosed in Section 4.8 of the PaeTec
          ------------
Disclosure Schedule, PaeTec does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other Person.

     2.9  Employee Benefit Plans and Employment Matters.
          ---------------------------------------------

          (a)a Except as listed in Section 4.9 of the PaeTec Disclosure Schedule, neither PaeTec nor any PaeTec ERISA Affiliate maintains any Employee Benefit Plan. As used in this Article 4, "Employee Benefit Plan" means any
                                           ---------------------
"employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of PaeTec or any PaeTec ERISA Affiliate, which are now, or were within the past six years, maintained by PaeTec or any PaeTec ERISA Affiliate, or under which PaeTec or any PaeTec ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "PaeTec ERISA Affiliate" means any entity that,
                             ----------------------
together with PaeTec, is or was treated as a single employer under Section 414(b), (c) or (m) of the Code.

          (b) PaeTec has delivered to CCS or its counsel prior to the date hereof complete and correct copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of PaeTec and the use of temporary employees and independent contractors by PaeTec (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications), (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed, (iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) actuarial valuation reports, and (C) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan, (v) all material communications received from or sent to the IRS or DOL (including a written description of any oral communication), and (vi) any Forms 5330 required to be filed by PaeTec or any affiliate, whether related to an Employee Benefit Plan or otherwise.

          (c) Neither PaeTec nor any PaeTec ERISA Affiliate maintains or has ever maintained, contributed to or had an obligation to contribute to or could have any obligation in respect of an Employee Benefit Plan subject to Title IV of ERISA or to Section 412 of the Code. Neither PaeTec nor any PaeTec ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA. No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (d) With respect to each Employee Benefit Plan, to the knowledge of PaeTec, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject the Surviving Corporation or PaeTec, directly or indirectly, to a material tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct PaeTec could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA which is reasonably likely to result in a material liability to PaeTec.

          (e) Each Employee Benefit Plan which is a Pension Plan and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable, opinion, modification or determination letter from the IRS covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of PaeTec, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. Each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws. As of and including the Closing Date, PaeTec shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the unaudited balance sheet of PaeTec as at March 31, 1999 provided to CCS by PaeTec (the "PaeTec Balance Sheet"). All notices, filings and disclosures
             --------------------
required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made, except where the failure to timely give or make such notices, filings or disclosures would not result in liability to PaeTec.

          (f) PaeTec has neither received notice of nor is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of PaeTec, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and PaeTec has no knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. No Employee Benefit Plan is under audit or is the subject of an audit or investigation by the IRS, the DOL or any other federal or state governmental agency, nor, to the knowledge of PaeTec, is any such audit or investigation pending or threatened.

          (g) No Employee Benefit Plan provides for medical or health benefits, or life insurance or other death benefits (through insurance or otherwise), or provides for the continuation of such benefits or coverage, for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by COBRA or applicable state law, and there has been no communication authorized by PaeTec or a PaeTec ERISA Affiliate to any employee that could reasonably be expected to promise or guarantee any such benefits.

          (h) No Employee Benefit Plan which is not a Pension Plan is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

          (i) Except as required by law or by the terms of an Employee Benefit Plan, PaeTec has neither proposed nor agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) nor to change any employee coverage which would cause an increase in the expense of maintaining any such Employee Benefit Plan.

          (j) Section 4.9(j)(1) of the PaeTec Disclosure Schedule lists all employees of PaeTec who are paid $100,000 or more in base salary per annum as of the date of this Agreement, their salaries as of the date of this Agreement and the date and amount of their most recent salary increases. Except as disclosed on Section 4.9(j)(2) of the PaeTec Disclosure Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with PaeTec. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) or independent contractor performs any material services for PaeTec.

          (k) No Employee Benefit Plan provides benefits or payments based on or measured by the value of an equity security of or interest in PaeTec or any PaeTec ERISA Affiliate.

          (1) Except as disclosed on Section 4.9(l) of the PaeTec Disclosure Schedule, no Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and PaeTec does not have outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

          (m) The consummation of the transactions contemplated by the Transaction Documents, either alone or in combination with another event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of PaeTec, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of PaeTec, or (iii) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of PaeTec. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of PaeTec.

          (n) PaeTec is not a contractor or subcontractor with obligations under any federal, state or local government contracts, except where the failure to perform its obligations thereunder would not reasonably be expected to have a Material Adverse Effect on PaeTec.

          (o) Except for matters arising in the ordinary course of business which are not material, PaeTec is in compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to the employment of former, current and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of PaeTec, including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-
9) required by any relevant governmental authority.

          (p)  PaeTec has good labor relations in general.

          (q) No collective bargaining agreement with respect to the business of PaeTec is currently in effect or being negotiated. PaeTec has no current obligation to negotiate any such collective bargaining agreement and, to the knowledge of PaeTec, there is no active campaign by its employees to be covered by a collective bargaining agreement.

          (r) There are no strikes, slowdowns or work stoppages pending or, to the knowledge of PaeTec, threatened with respect to the employees of PaeTec, nor has any such strike, slowdown or work stoppage occurred or, to the knowledge of PaeTec, been threatened. There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of PaeTec, no question concerning representation has been raised or threatened respecting the employees of PaeTec.

          (s) There are no complaints or charges against PaeTec pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of PaeTec, no person has threatened to file any complaint or charge against PaeTec with any such board or agency.

          (t) To the knowledge of PaeTec, no charges with respect to or relating to the business of PaeTec or any affiliate thereof are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices.

          (u) PaeTec has not received any written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of PaeTec and, to the knowledge of PaeTec, no such investigation is in progress.

          (v) There is no unpaid severance which, as of the date of this Agreement, is due or claimed in writing to be due from PaeTec to any Person whose employment with PaeTec was terminated.

          (w) Section 4.9(v) of the PaeTec Disclosure Schedule contains (i) a complete and correct list of all employment, management, consulting or other agreements with any persons employed or retained by PaeTec, (ii) the names of all employees or former employees of PaeTec who are receiving or are entitled to receive at any time continuing payments of any kind after termination of employment, other than pursuant to a plan or program described in this Section

4.9, together with the annual amounts payable to each of such employees and the duration of such payments.

          (x) No condition exists as a result of which PaeTec would have a material liability, whether absolute or contingent, including any obligations under the Employee Benefit Plans, with respect to any misclassification of a Person performing services for PaeTec as an independent contractor rather than as an employee.

     2.10 [Reserved.]


     2.11 Absence of Certain Changes or Events. Since March 31, 1999 (the
          ------------------------------------
"PaeTec Balance Sheet Date"), there has not occurred:
 -------------------------

          (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations that has had or will have a Material Adverse Effect on PaeTec;

          (b) any amendments or changes in the Certificate of Incorporation or Bylaws;

          (c) any material damage, destruction or loss of PaeTec's assets or properties, whether covered by insurance or not;

          (d) any redemption, repurchase or other acquisition of shares of capital stock by PaeTec, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock;

          (e) any payment of (or any making of oral or written commitments or representations to pay) any bonus (other than as properly accrued for on the PaeTec Financial Statements), increased salary or special remuneration to any director or key employee (i.e., Vice President or higher) or any entry into or
                          ----
alterations of the terms of any employment, consulting or severance agreement with any such person; any payment of any severance or termination pay (other than payments made in accordance with existing plans or agreements) to any such person; any grant of stock option or issuance of any restricted stock to any such person; any entry into or modification of any agreement or Employee Benefit Plan (except as required by law) or any similar agreement with respect to any such person; or any increase in benefits of this type described in Section 4.9 outside of the ordinary course of business with respect to any such person;

          (f) any acquisition or sale of a material amount of property or assets of PaeTec, other than in the ordinary course of business consistent with past practice, or any acquisition by PaeTec of any property or assets from any of its stockholders;

          (g) any (A) incurrence, assumption or guarantee by PaeTec of any debt for borrowed money, except pursuant to the Newcourt Facility; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of PaeTec; or (C) issuance or sale of options or other rights to acquire from PaeTec, directly or indirectly, debt securities of PaeTec or any securities convertible into or exchangeable for any such debt securities;

          (h) any creation or assumption by PaeTec of any mortgage, pledge, security interest or lien or other encumbrance on any material asset, except pursuant to the Newcourt Facility;

          (i) any making of any loan, advance or capital contribution to or investment in any Person other than (i) travel loans or advances made to employees in the ordinary course of business consistent with past practice, and
(ii) any investment in majority- or wholly-owned subsidiaries of PaeTec;

          (j)  any transfer or grant of a right under the PaeTec IP Rights;

          (k) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of PaeTec or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

          (l) any institution or settlement of any litigation, action or proceeding before any Governmental Entity relating to PaeTec or its properties or assets;

          (m) any change in the accounting practices or principles utilized in the preparation of the PaeTec Financial Statements;

          (n) any liabilities and obligations of any nature of PaeTec except those (i) incurred in the ordinary course of business consistent with past practice, or (ii) which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on PaeTec;

          (o) any waiver or release of any right or claim, except for the waiver or release of non-material claims in the ordinary course of business consistent with past practice; or

          (p) to the knowledge of PaeTec, any agreement or arrangement made by PaeTec to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 4.11 untrue or incorrect as of the date when made unless otherwise disclosed.

     2.12 Material Agreements. Section 4.12 of the PaeTec Disclosure Schedule
          -------------------
lists all material agreements to which PaeTec is a party including, without limitation, all purchase agreements, construction contracts, right of way or occupancy agreements and lease agreements listed in other Sections of PaeTec's Disclosure Schedule. All of the foregoing agreements are valid, subsisting and in full force and effect, and neither PaeTec nor, to the knowledge of PaeTec, any other parties thereto, are in material default thereunder. True, complete and correct copies of all such agreements have been furnished or made available to CCS.

     2.13 No Defaults. PaeTec is not in material default under, and there exists
          -----------
no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a material default by PaeTec under, any material contract or agreement to which PaeTec is a party.

     2.14 Taxes. (a) PaeTec has timely filed with the appropriate taxing
          -----
authorities all Returns required to be filed by it (taking into account any extension of time to file granted to or on the account of PaeTec). The information on such Returns is complete and accurate in all material respects. PaeTec has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of PaeTec.

          (a) No unpaid (or unreserved in accordance with GAAP applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to PaeTec for any Pre-Closing Period and, to the knowledge of PaeTec, there are no pending audits, investigations or claims for or relating to any liability in respect of Taxes of PaeTec, nor has PaeTec been notified of any request for such an audit, investigation or claim. PaeTec has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to PaeTec.

          (b) (i) PaeTec has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (ii) on the date hereof, PaeTec has not made any elections with respect to Taxes; (iii) PaeTec is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (iv) there are no private letter rulings in respect of any Tax pending between PaeTec and any taxing authority; (v) PaeTec owns no interest in real property in the State of New York; (vi) PaeTec has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than PaeTec; (vii) to the knowledge of PaeTec, PaeTec is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by PaeTec with respect to Taxes; (viii) PaeTec is not, and has not been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) PaeTec is not a person other than a United States person within the meaning of the Code; (x) PaeTec is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (xi) PaeTec has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (xii) PaeTec has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (xiii) PaeTec is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xiv) PaeTec has never been a Subchapter S corporation (as defined in Section 1361(a)(1) of the Code);
(xv) PaeTec is not a personal holding company within the meaning of Section 542 of the Code; (xvi) PaeTec has not made an election and is not required to treat any of the assets shown on the PaeTec Financial Statements as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

          As used in this Section 4.14, PaeTec shall mean, individually and collectively, (i) PaeTec and (ii) any individual, trust, corporation, partnership or other entity as to which PaeTec may be liable for Taxes incurred by such individual or entity as a transferee or pursuant to any provision of federal, state, local or foreign law or regulation.

     2.15 Outstanding Borrowings. Section 4.15 of the PaeTec Disclosure Schedule
          ----------------------
sets forth (a) the amount of all outstanding borrowings of PaeTec as of the date of this Agreement, (b) any liens that relate to such outstanding borrowings and that encumber the assets or properties of PaeTec, and (c) the name of each lender thereof.

     2.16 Intellectual Property. Except in each case as disclosed in Section
          ---------------------
4.16 of the PaeTec Disclosure Schedule:

          (a) PaeTec owns, or has the right to use, sell or license all Intellectual Property Rights and customer lists used in its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "PaeTec IP Rights") and such rights to use, sell
                                 ----------------
or license are sufficient for such conduct of its business, and are valid and subsisting and in full force and effect;

          (b) the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated thereby will not constitute a breach of any instrument or agreement governing any PaeTec IP Right (the "PaeTec IP Rights Agreements") or customer lists of PaeTec, will not cause
      ---------------------------
the forfeiture or termination or give rise to a right of forfeiture or termination of any PaeTec IP Right or impair the right of PaeTec or the Surviving Corporation to use, sell or license any PaeTec IP Right or customer lists of PaeTec or portion thereof;

          (c) there are no royalties, honoraria or other similar payments payable by PaeTec to any Person other than as set forth in the PaeTec Financial Statements.

          (d) the conduct of PaeTec's business, as presently conducted, does not violate any license, franchise or other agreement between PaeTec and any third party or, to the knowledge of PaeTec, infringe any Intellectual Property Right of any other party, and there is no pending or, to the knowledge of PaeTec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any PaeTec IP Right or right to conduct PaeTec's business nor has PaeTec received any written notice asserting that any PaeTec IP Right or any of PaeTec's customer lists or franchises, or the proposed use, sale, license or disposition thereof or right to conduct PaeTec's business conflicts or will conflict with the rights of any other party; and

          (e) PaeTec has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all PaeTec IP Rights which constitute trade secrets or confidential business information of PaeTec or PaeTec's customer lists. No current or prior officers, employees or consultants of PaeTec claims or has a right to claim pursuant to any written agreement with PaeTec an ownership interest in any PaeTec IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to PaeTec, or otherwise.

          Section 4.16(e) of the PaeTec Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by PaeTec to perfect or protect its interest in PaeTec IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, registered copyrights and copyright applications, none of which have lapsed, expired or been abandoned or cancelled, or subject to any objection, opposition, cancellation or other such proceeding.

          (f) Section 4.16(f) of the PaeTec Disclosure Schedule lists all of the Intellectual Property licenses and franchises of PaeTec in which PaeTec is either a licensor, franchisor, licensee or franchisee; all such licenses and franchises are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Effective Time, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          (g) To the knowledge of PaeTec, there is no unauthorized use, infringement, violation or misappropriation of any of PaeTec IP Rights or PaeTec's customer lists or franchise rights by any third party, including any employee or former employee of PaeTec.

     2.17 Receivables and Payables.  The accounts and notes receivable reflected
          ------------------------
on the PaeTec Balance Sheet provided to CCS by PaeTec, and the accounts and notes receivable arising subsequent to the PaeTec Balance Sheet Date, have arisen only from bona fide transactions in the ordinary course of PaeTec's business consistent with past practice, and represent valid obligations to PaeTec, net of any allowance for uncollectibles recorded on the PaeTec Balance Sheet in accordance with GAAP applied on a consistent basis. There has been no material adverse change since the PaeTec Balance Sheet Date in the amounts of accounts and notes receivable or the allowances with respect thereto, or accounts payable of PaeTec, from that reflected in the PaeTec Balance Sheet at such date.

     2.18 Fees and Expenses. PaeTec has not paid or become obligated to pay any
          -----------------
fee or commission to any broker, finder, intermediary or financial adviser in connection with the transactions contemplated by any of the Transaction Documents.

     2.19 Insurance. PaeTec has in effect fire and casualty insurance policies
          ---------
listed in Section 4.19 of the PaeTec Disclosure Schedule with the effective date and coverage amounts accurately indicated thereon. Such insurance coverage and coverage amounts are customary for the business engaged in by PaeTec. To the knowledge of PaeTec, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

     2.20 Ownership of Property.  Except (a) as disclosed in Section 4.20 of the
          ---------------------
PaeTec Disclosure Schedule, or (b) any Permitted Liens, PaeTec has good and marketable title to all of its tangible personal property and assets used in its business, including those reflected as owned on the PaeTec Financial Statements or so described in the PaeTec Disclosure Schedule, in each case free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances, and none of such property or assets are owned by any Person other than PaeTec. All real and personal property owned or leased by PaeTec is generally in good repair and is operational and usable in the operations of PaeTec, subject to ordinary wear and tear. PaeTec is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, which violation would result in a Material Adverse Effect on PaeTec, nor has it received any notice of violation with which it has not complied.

     2.21 Environmental Matters. Notwithstanding any other provisions of this
          ---------------------
Agreement to the contrary, this Section 4.21 sets forth the sole and exclusive representations and warranties of PaeTec in this Agreement or otherwise with respect to Environmental Laws or any other environmental matters of any kind or nature.

          (a) During the period that PaeTec has owned, leased or operated any properties or facilities, PaeTec has not disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities in violation of any Environmental Law.

          (b) The operations, properties and facilities of PaeTec are in compliance in all material respects with Environmental Law. During the time that PaeTec has owned or leased its properties and facilities, PaeTec has not used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for disposal to or from such properties or facilities, any Hazardous Materials in violation of any Environmental Law.

          (c) During the time that PaeTec has owned or leased its properties and facilities, there has been no litigation brought or, to the knowledge of PaeTec, threatened against PaeTec by, or any settlement reached by PaeTec with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

          (d) To the knowledge of PaeTec, there are no facts, circumstances or conditions relating to the properties and facilities owned or leased by PaeTec reasonably likely to give rise to a claim against PaeTec under any Environmental Law or to any material Environmental Costs and Liabilities on PaeTec.

     2.22 Interested Party Transactions. Except as disclosed in Section 4.22 of
          -----------------------------
the PaeTec Disclosure Schedule, no stockholder, officer or director of PaeTec or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act), of any such Person has had, either directly or indirectly, any interest in: (i) any Person or entity which purchases from or sells, licenses or furnishes to PaeTec any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which PaeTec is a party or by which it or any of its properties or assets may be bound or affected.

     2.23 Disclosure. To the knowledge of PaeTec, no representation or warranty
          ----------
made by PaeTec in this Agreement, nor any information or statement contained in the PaeTec Disclosure Schedule or any exhibit or schedule hereto or any certificate to be delivered by PaeTec pursuant hereto, when taken together as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made, except where any such untrue statement or the omission of any such fact would not have a Material Adverse Effect on PaeTec.

     2.24 Restrictions on Business Activities. There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon PaeTec that has or could be expected to have the effect of prohibiting or materially impairing any business practice of PaeTec, any acquisition of property by PaeTec or the conduct of business by PaeTec as currently conducted or as currently expected to be conducted following the Effective Time.

     2.25 Books and Records. All accounts, books, ledgers and official records
          -----------------
prepared and kept by PaeTec have been truthfully and properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

     2.26 [Reserved].

     2.27 Y2K Compliance. To the knowledge of PaeTec, the computer systems and
          --------------
software used by PaeTec or used in its business and any other equipment or products used by PaeTec or in its business that use any software or embedded chips (together, "PaeTec Equipment") will accurately accept, create, manipulate,
                  ----------------
sort, store, output and otherwise process calendar-related data from, into and between the twentieth and twenty-first centuries and will operate before, during and after the year 2000 without error relating to calendar-related or "date" data (including data received from or passed to the other computer systems or programs), including without limitation error that relates to, or is the result of, calendar-related data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year. Without limiting the generality of the foregoing, to the knowledge of PaeTec, PaeTec Equipment will not, because of calendar-related or "date" data (including without limitation data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year), cease prematurely or abnormally to function before completing its intended operation or generate invalid or incorrect results. To the knowledge of PaeTec, PaeTec Equipment is capable of storing explicit values with respect to century data and uses a four-digit year in all date data elements, whether internal to the software logic, external at interfaces with other programs or stored on-line or off-line, and recognizes and correctly processes dates for leap year.

     2.4  Customer Relations.  Section 4.28 of the PaeTec Disclosure Schedule
          ------------------
lists the top 10 customers of PaeTec (in gross revenues for the 12 month period ending on the date of this Agreement). Except as disclosed in Section 4.28 of the PaeTec Disclosure Schedule, PaeTec has not received any written notice or, to the knowledge of PaeTec, any verbal notice of (or any written threats or, to the actual knowledge of Arunas Chesonis or Tim Bancroft, any verbal threats with respect to) termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of PaeTec, or PaeTec's business, with any such customers.

     Notwithstanding anything to the contrary, PaeTec shall not be deemed to make to CCS any representation or warranty other than as expressly made by PaeTec in this Agreement. Notwithstanding anything to the contrary, PaeTec makes no representation or warranty to CCS with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to CCS or its counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations notwithstanding any otherwise express representation or warranty contained in this Article 4 or (b) except as otherwise expressly covered by a representation or warranty contained in this
Article 4, any other information or documents (financial or otherwise) made available to CCS, or its counsel, accountants or advisors with respect to PaeTec or its subsidiaries.

3.   CCS's COVENANTS

     3.1  Advice of Changes. During the period from the date of this Agreement
          -----------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, CCS will promptly advise PaeTec in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of CCS and the Stockholders contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any Material Adverse Effect on CCS and (c) of any breach by CCS of any covenant or agreement contained in any of the Transaction Documents. To ensure compliance with this Section 5.1, CCS shall deliver to PaeTec as soon as practicable but in any event within thirty (30) days after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet and statement of operations for CCS, which financial statements shall be prepared in the ordinary course of business in accordance with CCS's books and records and GAAP consistently applied and shall fairly present in all material respects the consolidated financial position of CCS as of their respective dates and the results of CCS's operations for the periods then ended.

          Notwithstanding anything to the contrary contained in this Agreement, any event occurring subsequent to the date of this Agreement which is disclosed to PaeTec in writing pursuant to clause (a) of the first sentence of this
Section 5.1 shall, to the extent of such written disclosure, be deemed to modify the applicable representations and warranties of CCS as though such event was disclosed on the CCS Disclosure Schedule.

     3.2  Maintenance of Business. During the period from the date of this
          -----------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, CCS will use its commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If CCS becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of PaeTec in writing and will exert its best efforts to restore the relationship.

     3.3  Conduct of Business. During the period from the date of this Agreement
          -------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, CCS will continue to conduct the business of CCS and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent of PaeTec:

          (a) (i) incur, assume or guarantee any debt for borrowed money, other than borrowings (A) under that certain commitment letter by and between CCS and PaeTec and the related $4,000,000 promissory note (the "CCS Note"), (B) under
                                                        --------
the existing credit facility for the West Point project, up to an amount equal to the unborrowed portion of such facility remaining on the date hereof, or (C) with respect to the amounts described in clause (iii) of the definition of the term "Negative Working Capital"; (ii) issue or sell any securities convertible into or exchangeable for debt securities of CCS; or (iii) issue or sell options or other rights to acquire, directly or indirectly, debt securities of CCS or any securities convertible into or exchangeable for any such debt securities;

          (b) enter into any material transaction not in the ordinary course of its business consistent with past practice;

          (c) create or assume any mortgage, pledge, material security interest or lien or other encumbrance on any asset;

          (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

          (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (f) fail to maintain its equipment and other assets in good working condition and repair in all material respects according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) except as set forth in Section 5.3(g) of the CCS Disclosure Schedule or as described in Section 3.11 of the CCS Disclosure Schedule, pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option or warrant or issue any restricted stock, or enter into or modify any agreement or Employee Benefit Plan (except as required by law) or any similar agreement or increase benefits of the type described in Section 3.9;

          (h) change accounting practice or principle utilized in the preparation of the CCS Financial Statements;

          (i) make any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made in the ordinary course of business consistent with past practice;

          (j) enter into, amend, relinquish, terminate or permit expiration of any contract, lease transaction, commitment or other right or obligation, except for commitments entered into in the ordinary course of business consistent with past practice;

          (k) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practice;

          (l) except as contemplated by Section 5.11, issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding security;

          (m) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class affecting any other of its securities;

          (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the CCS Financial Statements or incurred since the CCS Balance Sheet Date in the ordinary course of business and consistent with past practice;

          (o)  merge, consolidate or reorganize with, or acquire any entity;

          (p)  amend its Certificate of Incorporation or Bylaws;

          (q) license any CCS IP Rights except in the ordinary course of business consistent with past practice;

          (r)  agree to any audit assessment by any Tax authority;

          (s) change any insurance coverage or issue any certificates of insurance;

          (t) redeem, repurchase or otherwise acquire shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock; or

          (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

     3.4  Regulatory Approvals. CCS will promptly execute and file (and, to the
          --------------------
extent required, the Stockholders will promptly join in the execution and filing
of) any application or other document that may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which PaeTec may reasonably request, in connection with the consummation of the transactions contemplated by the Transaction Documents. CCS will use its commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

     3.5  Necessary Consents. During the period from the date of this Agreement
          ------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, CCS will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate (in addition to those set forth in Section 5.4) to facilitate the consummation of the transactions contemplated by the Transaction Documents and to allow the Surviving Corporation to carry on CCS's business after the Effective Time.

     3.6  Access to Information. During the period from the date of this
          ---------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, CCS will allow PaeTec and its agents reasonable access to the files, books, records, offices and personnel of CCS, including, without limitation, any and all information relating to CCS's Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. CCS will cause its accountants to cooperate with PaeTec and its agents in making available to them all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared, reviewed or audited by such accountants. PaeTec shall keep such information confidential in accordance with the terms of the confidentiality agreement dated April 21, 1999 between CCS and PaeTec (the "Confidentiality Agreement").
             --------------------------

     3.7  Satisfaction of Conditions Precedent. During the period from the date
          ------------------------------------
of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, CCS will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent within its control that are set forth in Article 9, and CCS will use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by the Transaction Documents to be consummated.

     3.8  No Other Negotiations. From and after the date of this Agreement until
          ---------------------
the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither CCS or any of the Stockholders nor any Person acting on behalf of CCS or any of the Stockholders shall, directly or indirectly, (a) solicit, initiate or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by CCS or any of the Stockholders or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than PaeTec, relating to the possible acquisition, recapitalization or other business combination involving CCS (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as "CCS Acquisition Proposal"), (b)
                                           ------------------------
provide non-public information with respect to CCS to any Person, other than CCS's professional advisors, PaeTec or PaeTec's professional advisors, or (c) enter into an agreement with any Person, other than PaeTec, providing for a possible CCS Acquisition Proposal. If CCS or any of the Stockholders receives any unsolicited offer or proposal relating to a CCS Acquisition Proposal, CCS shall immediately notify PaeTec thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

     3.9  Termination of Certain CCS Warrants. CCS shall use its best efforts to
          -----------------------------------
terminate on or prior to the Closing Date all outstanding CCS Warrants (other than the Employee/Director CCS Warrants) by way of exercise thereof in accordance with the terms of such Warrants as of the date hereof.

     3.10 CCS Stockholders Meeting. CCS shall call a special meeting of its
          ------------------------
stockholders for the purposes of voting upon the approval of this Agreement and the transactions contemplated hereby as soon as practicable, but in no event later than July 15, 1999, provided, that CCS may, in lieu of holding such a meeting, obtain such approval by written consent of stockholders in accordance with the requirements of the DGCL. CCS shall take all reasonable actions necessary or advisable to secure the vote in favor of such approval.

4.   PAETEC AND MERGER SUB COVENANTS

     4.1  Advice of Changes. During the period from the date of this Agreement
          -----------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, PaeTec will promptly advise CCS in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of PaeTec or Merger Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on PaeTec, and (c) of any breach by PaeTec or Merger Sub of any covenant or agreement contained in the Transaction Documents. To ensure compliance with this
Section 6.1, PaeTec shall deliver to CCS as soon as practicable but in any event within thirty (30) days after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet and statement of operations for PaeTec, which financial statements shall be prepared in the ordinary course of business in accordance with PaeTec's books and records and GAAP consistently applied and shall fairly present in all material respects the consolidated financial position of PaeTec as of their respective dates and the results of PaeTec's operations for the periods then ended.

          Notwithstanding anything to the contrary contained in this Agreement, any event occurring subsequent to the date of this Agreement which is disclosed to CCS in writing pursuant to clause (a) of the first sentence of this Section
6.1 shall, to the extent of such written disclosure, be deemed to modify the applicable representations and warranties of PaeTec as though such event was disclosed on the PaeTec Disclosure Schedule.

     4.2  Maintenance of Business. During the period from the date of this
          -----------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, PaeTec will use its commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If PaeTec becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of CCS in writing and will exert its best efforts to restore the relationship.

     4.3  Conduct of Business. During the period from the date of this Agreement
          -------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, PaeTec will continue to conduct the business of PaeTec and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent of
CCS:

     (a) any acquisitions of assets for consideration in excess of (i) $10 million in any single transaction or series of related transactions, or (ii) $25 million in the aggregate;

     (b) any leases providing for payment obligations in excess of (i) $5 million in any single transaction or series of related transactions, or (ii) $25 million in aggregate leases;

     (c) any disposition, lease, conveyance or transfer of assets with a value in excess of $1 million in any single transaction or series of related transactions;

     (d) any encumbrance of PaeTec's (or any subsidiary's) assets (other than purchase money security interests not in excess of $1 million in the aggregate, any Permitted Liens or any encumbrance existing on the date hereof);

     (e) any borrowings by PaeTec (or any subsidiary) of $25 million or greater, in the aggregate;

     (f) any acquisition or sale of securities of another Person with a purchase price of $25 million or greater;

     (g) any merger or consolidation of PaeTec or any of its subsidiaries with or into any other Person or any reclassification or other exchange of any stock; provided, that any subsidiary may merge or consolidate with any Person in
--------
connection with any acquisition permitted by paragraph (f) of this Section 6.3;

     (h) any issuance, or any agreement to issue, by PaeTec of any its securities (other than (A) the grant or issuance of options and warrants to acquire no more than 4,825,000 shares of PaeTec Class A Common Stock in the aggregate to PaeTec's directors, employees and agents, (B) the issuance of shares of PaeTec Class A Common Stock upon exercise of such options or warrants, and (C) the issuance of PaeTec's securities in connection with any acquisition permitted by paragraph (a) or (f) of this Section 6.3);

     (i) any purchase, redemption or other acquisition for value (or any payment into or setting aside as a sinking fund for such purpose) and any securities of PaeTec;

     (j) the entering into of any contract, agreement or arrangement which is outside the ordinary course of PaeTec's business (it being understood that any agreement relating to the resale of energy is outside the ordinary course of PaeTec's business, and agreements for telecommunications services, including content over digital subscriber lines, Internet services or other related services are generally within the ordinary course of business) or which is with any officer, director or stockholder of PaeTec or any affiliate of such officer, directors or stockholder;

     (k)  any amendment to the charter documents or bylaws of PaeTec; or

     (l) any transaction which would change the nature of PaeTec's business in any material respects.

     4.4  Regulatory Approvals. PaeTec will promptly execute and file any
          --------------------
application or other document that may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which CCS may reasonably request, in connection with the consummation of the transactions contemplated by the Transaction Documents. PaeTec will use its commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

     4.5  Necessary Consents. During the period from the date of this Agreement
          ------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, PaeTec will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.4 to facilitate the consummation of the transactions contemplated by the Transaction Documents.

     4.6  Access to Information. During the period from the date of this
          ---------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, PaeTec will allow CCS and its agents reasonable access to the files, books, records, offices and senior personnel of PaeTec. CCS shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

     4.7  Satisfaction of Conditions Precedent. During the period from the date
          ------------------------------------
of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, PaeTec will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent within its control that are set forth in Article 8, and PaeTec will use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by the Transaction Documents to be consummated.

     4.8  No Other Negotiations. From and after the date of this Agreement until
          ---------------------
the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither PaeTec nor any Person acting on behalf of PaeTec shall, directly or indirectly, (a) solicit, initiate or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by PaeTec or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than CCS, relating to the possible acquisition, recapitalization or other business combination involving PaeTec (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as "PaeTec Acquisition Proposal"), (b)
                                           ---------------------------
provide non-public information with respect to PaeTec to any Person, other than PaeTec's professional advisors, CCS or CCS's professional advisors, or (c) enter into an agreement with any Person, other than CCS, providing for a possible PaeTec Acquisition Proposal; provided, however, nothing contained in this
                             --------  -------
Section 6.8 shall prevent or restrict the ability of PaeTec to effect any transaction which may be consummated without the approval of CCS under Section
6.3 and actions related thereto. If PaeTec receives any unsolicited offer or proposal relating to a PaeTec Acquisition Proposal (other than any transaction which may be consummated without the approval of CCS under Section 6.3), PaeTec shall immediately notify CCS thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

     4.9  Transaction Documents.  PaeTec shall use its commercially reasonable
          ---------------------
efforts to negotiate and enter into each of the Transaction Documents with the relevant Stockholders.

     4.10 Compliance With Securities Laws. PaeTec shall prepare and furnish to
          -------------------------------
each Stockholder who is not an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, an information statement regarding PaeTec prepared in accordance with Regulation D and shall take all other actions such that the issuance of the Merger Consideration complies in all material respects with all applicable federal and state securities laws, rules, regulations and other requirements, including blue sky laws.

5.   CLOSING AND CLOSING DELIVERIES

     5.1  The Closing. Subject to the termination of this Agreement as provided
          -----------
in Article 10, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Bond, Schoeneck &
                -------
King, LLP, One Lincoln Center, Syracuse, New York 13202, on or before July 31, 1999, at a time to be mutually agreed upon by the parties, unless another place, time and date is mutually selected by CCS and PaeTec (the "Closing Date").
                                                           ------------

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF CCS

     The obligations of CCS hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by CCS, but only in a writing signed by CCS):

     6.1  Covenants. Each of PaeTec and Merger Sub shall have performed and
          ---------
complied in all material respects with all of its covenants required to be performed by it under this Agreement on or before the Closing Date.

     6.2  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of PaeTec and Merger Sub set forth in this Agreement, the PaeTec Disclosure Schedule or in any certificate executed and delivered by PaeTec or Merger Sub pursuant to this Agreement shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     6.3  Absence of Material Adverse Change. There shall not have been any
          ----------------------------------
material adverse change since the PaeTec Balance Sheet Date in the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations of PaeTec.

     6.4  Officer's Certificate. CCS shall have received a certificate as to the
          ---------------------
matters covered by Sections 8.1, 8.2 and 8.3 executed by PaeTec's Chief Executive Officer and Chief Financial Officer.

     6.5  Compliance with Law. There shall be no order, decree or ruling by any
          -------------------
Governmental Entity or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by the Transaction Documents.

     6.6  Government Consents. There shall have been obtained on or before the
          -------------------
Closing Date such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any Governmental Entity having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

     6.7  Opinion of PaeTec's Counsel. CCS shall have received from Bond,
          ---------------------------
Schoeneck & King, LLP, counsel to PaeTec, an opinion in a form and substance reasonably acceptable to CCS.

     6.8  Board of Director and Stockholder Approvals. The principal terms of
          -------------------------------------------
this Agreement and the Merger and the transactions contemplated hereby shall have been approved and adopted by the Board of Directors of PaeTec in accordance with applicable law and PaeTec's Certificate of Incorporation and Bylaws. The principal terms of this Agreement and the Merger and the transactions contemplated hereby shall have been approved by the Board of Directors of Merger Sub and its stockholder, PaeTec, in accordance with applicable law and Merger Sub's Certificate of Incorporation and Bylaws.

     6.9  No Legal Action. No temporary restraining order, preliminary
          ---------------
injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     6.10 Entry into Transaction Documents. PaeTec and Merger Sub (and, in case
          --------------------------------
of the Stockholders' Agreement, Messrs. Chesonis, Edgecomb and Sudikoff) shall have entered into each of the other Transaction Documents set forth in Section
9.10 to which each is a party.

     6.11 CCS Stockholder Debt. PaeTec shall have executed and delivered
          --------------------
promissory notes ("PaeTec Notes") in favor of (a) those Persons designated by
                   ------------
CCS to evidence the assumption by PaeTec of indebtedness of CCS owed to such Persons, and (b) other applicable stockholders of CCS for the amounts specified in clause (iii) of the definition of the term "Negative Working Capital." The PaeTec Notes shall (i) be in the principal face amount of the outstanding balance of the applicable assumed indebtedness on the Closing Date, which amount shall in no event exceed $7.5 million in the aggregate, (ii) bear interest at 8% per annum (subject to adjustment from time to time to reflect changes in the prime rate of interest charged by City National Bank), and such interest shall be payable quarterly, (iii) provide that they may be repaid in full or in part from time to time, at the option of PaeTec, without premium or penalty, and (iv) be payable, together with all accrued but unpaid interest to the date of repayment, upon the earlier of (A) the consummation by PaeTec of an initial public offering of its common stock, or (B) December 31, 2000.

     6.12 Bridge Financing. PaeTec shall have obtained a commitment to lend,
          ----------------
with respect to a bridge loan facility in an amount between $30 million and $40 million, upon the terms and subject to the conditions reasonably acceptable to PaeTec.

     2.5  Newcourt Facility. PaeTec shall be in compliance with all of the terms
          -----------------
and conditions of the Newcourt Facility in all material respects, and there shall exist no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a material default by PaeTec under the Newcourt Facility, unless in each case compliance with such terms or conditions or such default shall have been waived in writing by Newcourt.


7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PAETEC AND MERGER SUB

     The obligations of PaeTec and Merger Sub hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by PaeTec, but only in a writing signed by PaeTec):

     7.1  Covenants. CCS shall have performed and complied in all material
          ---------
respects with all of its and his covenants contained in this Agreement on or before the Closing Date.

     7.2  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of CCS in this Agreement, the CCS Disclosure Schedule or in any certificate executed and delivered by CCS pursuant to this Agreement shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     7.3  Absence of Material Adverse Change. There shall not have been any
          ----------------------------------
material adverse change since the CCS Balance Sheet Date in the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of CCS.

     7.4  Officer's Certificates. PaeTec and Merger Sub shall have received a
          ----------------------
certificate as to the matters covered by Sections 9.1, 9.2, 9.3, 9.13, 9.16 and
9.17 executed by CCS's Chief Executive Officer and Chief Operating Officer.

     7.5  Compliance with Law. There shall be no order, decree or ruling by any
          -------------------
Governmental Entity or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by the Transaction Documents.

     7.6  Government Consents. There shall have been obtained on or before the
          -------------------
Closing Date such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any Governmental Entity having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

     7.7  Opinion of CCS's Counsel. PaeTec and Merger Sub shall have received
          ------------------------
from Honigman, Miller, Schwartz and Cohn, counsel to CCS and the Stockholders, an opinion in a form and substance reasonably acceptable to PaeTec.

     7.8  Documents. PaeTec or CCS, as applicable, shall have received all
          ---------
written consents, assignments, waivers, authorizations or certificates reasonably deemed necessary by PaeTec's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of CCS (which, for the purposes hereof, shall include the exclusive service agreements described in Section 11.8) and for PaeTec or CCS to consummate the transactions contemplated by the Transaction Documents, including without limitation, under the Newcourt Facility.

     7.9  No Legal Action. No temporary restraining order, preliminary or
          ---------------
permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     7.10 Registration Rights Agreement, Stockholders' Agreement and Escrow
          -----------------------------------------------------------------
Agreement. Each of the Stockholders shall have entered into a Registration
---------
Rights Agreement and Stockholders' Agreement, substantially in forms attached hereto as Exhibits A and B, respectively; and the Stockholder Representative, PaeTec and the Escrow Agent shall have entered into an Escrow Agreement, in a form and substance reasonably acceptable to the parties thereto.

     7.11 CCS Warrants. All outstanding CCS Warrants (other than the
          ------------
Employee/Director CCS Warrants) shall have been terminated in accordance with
Section 5.9. CCS shall have received written consents of the holders of Employee/Director CCS Warrants with respect to the exchange thereof contemplated by Section 2.1(d).

     7.12 CCS 401(k) Plan. If applicable, CCS shall have taken all such actions
          ---------------
as are necessary to effect an amendment, to be effective as of the Effective Time, to the CCS's 401(k) Plan to provide that only employees of the Surviving Corporation are eligible to participate in such plan.

     7.13 Playa Vista Agreement. CCS shall have entered into a definitive
          ---------------------
agreement with Playa Capital Corp., pursuant to which CCS shall become the exclusive provider of local telephone, Internet connection and cable television services for the Playa Vista development, upon the terms and subject to the conditions reasonably acceptable to PaeTec, or CCS shall then be engaged in good faith, on-going negotiations with Playa Capital Corp. with respect to such definitive agreement.

     7.14 Termination of CCS Agreements. Each of the CCS Stockholders' Agreement
          -----------------------------
and the CCS Registration Rights Agreement shall have been terminated in all respects.

     2.6  Release of Security Interests. All liens, security interests and other
          -----------------------------
encumbrances on any of the assets of CCS in favor of Alliance or City National Bank shall have been released or removed in all respects and shall be of no further effect.

     2.7  Stockholder Indebtedness. On the Closing Date, the aggregate principal
          ------------------------
balance (and accrued interest thereon) of all indebtedness owed to stockholders of CCS, together with the amounts for which a PaeTec Note will be issued pursuant to clause (b) of the first sentence of Section 8.11, shall not exceed $7.5 million in the aggregate.

     2.8  Total Indebtedness. On the Closing Date, the total indebtedness of CCS
          ------------------
on a consolidated basis (including all indebtedness to its stockholders) shall not exceed in the aggregate the sum of (i) $13.8 million, (ii) the outstanding principal balance (and any accrued but unpaid interest thereon) under the CCS Note, and (iii) the outstanding principal balance (and any accrued but unpaid interest thereon) of any additional borrowings approved in writing by PaeTec.

     2.9  Voting Agreement. All stockholders of CCS to whom shares of PaeTec
          ----------------
Class A Common Stock are issuable under the terms of this Agreement shall have entered into the Voting Agreement, substantially in the form attached hereto as Exhibit C.

     2.10 Bridge Financing. PaeTec shall have obtained a commitment to lend,
          ----------------
with respect to a bridge loan facility in an amount between $30 million and $40 million, upon the terms and subject to the conditions reasonably acceptable to PaeTec.

8.   TERMINATION OF AGREEMENT

     8.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, whether before or after approval of the Merger by the stockholders of CCS:

          (a) by mutual agreement of CCS and PaeTec;

          (b) by PaeTec if the stockholders of CCS fail to approve this Agreement and the transactions contemplated hereby at a special meeting of stockholders called for the purpose of securing such approval or pursuant to a written consent in lieu of such meeting;

          (c) by either party, if all the conditions precedent for the Merger shall not have been satisfied or waived on or before the Final Date (as such term is hereinafter defined), other than as a result of a breach of this Agreement by the terminating party;

          (d) by either party, if in such party's good faith, reasonable determination one or more events occurring subsequent to the date hereof with respect to the other party and disclosed pursuant to Section 5.1 or 6.1, as the case may be, could be expected to result in Damages to such party of $500,000 or more in the aggregate; or

          (e) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

          As used herein, the Final Date shall be September 30, 1999, except
                              ----------
that if a temporary, preliminary or permanent injunction or other order by any Federal or state court which would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on such date, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to such date, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and non-appealable or 45 days after the Final Date, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

     2.11 Notice of Termination.  Any termination of this Agreement under
          ---------------------
Section 10.1 will be effective by the delivery of written notice of the terminating party to the other parties hereto.

     2.12 Effect of Termination.  In the case of any termination of this
          ---------------------
Agreement as provided in this Article 10, this Agreement shall be of no further force and effect (except as provided in Article 12) and nothing herein shall relieve any party from liability for any breach of this Agreement; provided, however, that in the
                                            --------  -------
event that this Agreement is terminated pursuant to Section 10.1(d), none of the parties hereto shall have any further liability or obligations under this Agreement.

11.  INDEMNITY AND POST-CLOSING ADJUSTMENT

     2.13 Survival; Indemnity. The representations, warranties, covenants and agreements of the parties shall survive the date of the Closing; provided,
                                                                 --------
however, that representations and warranties of the parties shall only so
-------
survive until December 31, 2000, except with respect to PaeTec's representations and warranties contained in Section 2.3 which shall survive until the expiration of the applicable statute of limitations under the Code (as applicable, the "Survival Date"). Nothing contained in the foregoing sentence shall prevent
--------------
recovery under this Article 11 after the applicable Survival Date so long as the party making a claim or seeking recovery complies with the provisions of clause
(x) and (y) of the following sentence. No party shall have any claim or right of recovery for any breach of a representation, warranty, covenant or agreement unless (x) written notice is given in good faith by that party to the other party of the representation, warranty, covenant or agreement pursuant to which the claim is made or right of recovery is sought, setting forth in reasonable detail the breach of the representation, warranty, covenant or agreement, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (y) such notice is given prior to the Survival Date. Indemnities contained in this Article 11 shall survive the Closing until the Survival Date. The representations and warranties contained in this Agreement, in the CCS Disclosure Schedule, the PaeTec Disclosure Schedule, any exhibit or schedule to this Agreement or any certificate delivered pursuant to Section 9.4 of this Agreement shall survive any audit or investigation by any party hereto and shall not be affected or deemed waived by reason of the fact that any such party or his or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

     2.14 Indemnification by CCS.  Subject to the other provisions of this
          ----------------------
Article 11, CCS agrees to indemnify PaeTec and Merger Sub and their respective officers, directors, stockholders, employees, affiliates (including without limitation the Surviving Corporation), attorneys, accountants and agents (the "PaeTec Parties"), and hold them harmless from and against, any and all damages,
 --------------
losses, liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Damages")
                                                                   -------
incurred or suffered by the PaeTec Parties arising out of (i) any breach of any representation, warranty, covenant or agreement of CCS contained in this Agreement, the CCS Disclosure Schedule or any exhibit or schedule to this Agreement or any certificate delivered by CCS pursuant to this Agreement, and
(ii) any breach of any representation, warranty, covenant or agreement of any of the Stockholders contained in the Voting Agreement between PaeTec and such Stockholder. From and after the Effective Time, CCS's indemnification obligations under this Section 11.2 shall be satisfied solely through the procedures established under the Escrow Agreement to release shares of the CCS Indemnification Escrow Stock to PaeTec in accordance therewith. Notwithstanding anything to the contrary in this Agreement, from and after the Effective Time, (a) all indemnification claims for Damages arising under this Section 11.2 (including claims for any breach of the Voting Agreements) shall in no event exceed in the aggregate $4,380,000 and all such claims shall only be satisfied (if at all) from the CCS Indemnification Escrow Stock under the Escrow Agreement (each share of PaeTec Class A Common Stock to be valued in accordance with Section 11.4); (b) all indemnification claims for Damages arising under this Section 11.2 as a result of one or more breaches by any of the Stockholders of the Voting Agreement between PaeTec and such Stockholder shall be limited in the aggregate to the value of the CCS Indemnification Escrow Stock (each share of PaeTec Class A Common Stock to be valued in accordance with Section 11.4) allocated to such Stockholder and held in escrow on such Stockholder's behalf under the Escrow Agreement, and all such claims shall only be satisfied (if at all) therefrom; and (c) neither CCS nor any Stockholder shall have any liability to the PaeTec Parties for Damages under this Section 11.2 unless and until the aggregate amount of all such Damages exceed $150,000 in the aggregate (the "CCS Basket"),
                                                                  ----------
in which case CCS or such Stockholder, as the case may be, shall be liable for all amounts in excess of the CCS Basket, subject to clause (a) of this sentence; provided, however, that the CCS Basket shall not apply to any claims for
--------  -------
indemnification which is attributable to any breach of a representation or warranty which constitutes fraud by CCS.

     2.15 Indemnification by PaeTec.  Subject to the other provisions of this
          -------------------------
Article 11, PaeTec agrees to indemnify the Stockholders, and to hold the Stockholders harmless from and against, any and all Damages incurred or suffered by the Stockholders arising out of any breach of any representation, warranty, covenant or agreement of PaeTec. Notwithstanding the foregoing, from and after the Effective Time, (a) all indemnification claims for Damages arising under this Section 11.3 shall in no event exceed $4,380,000 in the aggregate; and (b) PaeTec shall have no liability to the CCS Parties for Damages under this Section
11.3 unless and until the aggregate amount of all such Damages exceed $150,000 in the aggregate (the "PaeTec Basket"), in which case PaeTec shall be liable for
                       -------------
all amounts in excess of the PaeTec Basket, subject to clause (a) of this sentence; provided, however, that the PaeTec Basket shall not apply to any
          --------  -------
claims for indemnification which is attributable to any breach of a representation or warranty which constitutes fraud by PaeTec.

     2.16 Valuation of PaeTec Stock. For purposes of Sections 11.2 and 11.8(d),
          -------------------------
each share of PaeTec Class A Common Stock shall be deemed to worth:

          (i) in the event that, at the time of the valuation, the PaeTec Class A Common Stock is then listed or traded on a national securities exchange or automated quotation system or is publicly held, then an amount equal to the greater of (x) $5 or (y)(A) if the PaeTec Class A Common Stock is listed or traded on any national securities exchange or listed for quotation on the Nasdaq National Market or SmallCap Market, an amount equal to the last or closing sale price, regular way, of the PaeTec Class A Common Stock on the applicable date, as reported in the principal consolidated transaction reporting system (in case of a national securities exchange) or in the Wall Street Journal (in case of the Nasdaq National Market or SmallCap

               Market); and (B) in all other cases, an amount equal to the average of the high bid and low asked prices in the over-the-counter market, such as the Nasdaq OTC Bulletin Board, as reported in the Wall Street Journal or, if PaeTec Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the PaeTec Class A Common Stock selected by the Board of Directors of PaeTec.

          (ii) in all other instances, an amount equal to the greater of $5 or the purchase price per share of PaeTec Class A Common Stock sold in the latest private placement offering of PaeTec Class A Common Stock; provided, however, that in the event that either PaeTec or
                      --------  -------
               CCS shall notify the other party of its intention to seek an appraisal of the PaeTec Class A Common Stock, each share of PaeTec Class A Common Stock shall be deemed to have the value determined by such appraisal or $5, whichever is greater.

               (a) any appraisal pursuant to this Section 11.4(ii) shall be conducted by an independent and nationally recognized accounting or investment banking firm mutually acceptable to the parties hereto and such third party appraiser shall base its conclusion on the analysis and parameters to be reasonably agreed upon by the parties hereto, provided, that
                                                                  --------
                    any such appraisal shall be based upon the total enterprise value of PaeTec and its subsidiaries as a going concern, allocated equally to each outstanding share of PaeTec Common Stock (without any minority or liquidity discount).

               (b) the party requesting an appraisal pursuant to this Section 11.4(ii) shall pay all fees and expenses incurred in connection with such appraisal.

     2.17 Miscellaneous Indemnity Provisions.
          ----------------------------------

          Notwithstanding anything to the contrary contained in this Agreement, from and after the Effective Time:

          (i) To the extent that any of the PaeTec Parties has any claim for Damages arising out of this Agreement or any Voting Agreement, the sole and exclusive remedy for such PaeTec Party shall be to make a claim against the CCS Indemnification Escrow Stock under the Escrow Agreement; provided, however, that nothing contained
                                     --------  -------
               in this Section 11.5(i) shall in any way limit or reduce the scope of the post-closing adjustments expressly contemplated by
               Section 11.8.

          (ii) To the extent that any of the Stockholders has any claim against PaeTec for Damages arising out of this Agreement, the sole and exclusive remedy for such Stockholder shall be to make a claim for indemnification pursuant to this Article 11.

          (iii) For purposes of determining the amount of any Damages under
                Section 11.2 or 11.3, (A) such amount shall be reduced by the amount of any insurance proceeds received by the Indemnified Party in respect of the Damages; and (B) such amount shall exclude all consequential or special damages suffered by the Indemnified Party and all punitive damages awarded against the Indemnifying Party.

          (iv) Any information disclosed pursuant to any Section of a party's Disclosure Schedule shall be deemed disclosed for purposes of all other Sections of such Disclosure Schedule so long as the relevance of such disclosure to such other Sections is reasonably apparent.

          (v) Notwithstanding anything in this Agreement or any statute or the common law to the contrary, the parties acknowledge and agree that the indemnification and post-closing adjustment rights set forth in this Article 11 shall be the sole and exclusive remedy of the Indemnified Parties for Damages of any kind or nature arising under this Agreement or any statute or the common law.

          (vi) CCS shall not be liable for any Damages of the PaeTec Parties under Section 11.2 to the extent such PaeTec Parties have otherwise been made whole for such Damages pursuant to Section 11.8.

     2.18 Notification of Claims. Upon any party (the "Indemnified Party")
          ----------------------                       -----------------
becoming aware of a fact, condition or event that constitutes a basis for a claim for Damages in respect thereof against any other party (the "Indemnifying
                                                                   ------------
Party") under Section 11.2 or 11.3, if such a claim is to be made, the
-----
Indemnified Party will with reasonable promptness notify the Indemnifying Party or Parties in writing of such fact, condition or event, but in any event within sufficient time to permit the Indemnifying Party or Parties to respond timely to any complaint or other process served on the Indemnified Party. The failure to notify the Indemnifying Party or Parties under this Section 11.6 shall not relieve any Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent that such failure to notify shall have resulted in a waiver of any lawful and valid affirmative defense to any third-party claim or otherwise materially prejudices the Indemnifying Party or Parties in connection with the administration or defense of such third-party claim.

     2.19 Third-Party Claims.
          ------------------

          (a) Upon receipt by the Indemnifying Party or Parties of any notice of claim for indemnification hereunder arising from a third-party claim, the Indemnifying Party or Parties shall assume the administration and defense of such third-party claim with counsel that is reasonably satisfactory to the Indemnified Party and shall proceed with the administration and defense of such third-party claim diligently and in good faith; provided, however, that any
                                                --------  -------
Indemnifying Party shall be entitled to assume the administration and defense of such third-party claim only if it agrees in writing with the Indemnified Party that it is obligated to indemnify the Indemnified Party pursuant to this Article 11 with respect to such third-party claim; and provided, further that no
                                               --------  -------
Indemnifying Party shall be entitled to assume the administration and defense of any third-party claim that (i) seeks an injunction or other equitable relief that might materially and adversely affect any PaeTec Party, or (ii) involves any criminal action or any claim that could reasonably be expected to result in a criminal action against any PaeTec Party. The Indemnified Party shall be fully consulted by the Indemnifying Party or Parties and shall have the right to participate, at its own expense, in the investigation, administration and defense of such third-party claim. Any party hereto receiving notice of any proposed settlement of any such third-party claim shall promptly provide a copy of such notice to the other parties hereto. The Indemnifying Party or Parties shall not have the right to settle or compromise any third-party claim for which indemnification is being sought hereunder without the consent of the Indemnified Party unless as a result of such settlement or compromise the Indemnified Party is fully discharged and released from any and all liability with respect to such third-party claim. The Indemnified Party shall make available to the Indemnifying Party or Parties and its counsel all books, records, documents and other information relating to any third-party claim for which indemnification is sought hereunder, and the parties to this Agreement shall render to each other reasonable assistance in the defense of any such third-party claim.

     (b) In the event more than one party is an Indemnifying Party, a majority in interest of such Indemnifying Parties shall assume the administration and defense of such third-party claim and appoint counsel reasonably satisfactory to the Indemnified Party and proceed with the administration and defense of such third-party claim diligently and in good faith. All decisions and other actions that are taken by such majority in interest of the Indemnifying Parties in connection with the appointment of such counsel and the administration and defense of such third-party claim shall be final, binding and conclusive on all other Indemnifying Parties, and none of such other Indemnifying Parties obligations under this Article 11 shall be diminished as a result of such administration and defense of such third-party claim.

     (c) Notwithstanding any other provision of this Agreement, the Indemnified Party shall have the absolute right, at its election (to be exercised in its sole discretion by written notice to the Indemnifying Party or Parties) to assume from the Indemnifying Party or Parties the administration and defense of any third-party claim against the Indemnified Party. In such event, the Indemnifying Party or Parties shall be responsible for the costs and expenses of the administration and defense of such claim incurred prior to the Indemnified Party or Parties' assumption of the administration and defense of such claim and shall not be responsible for costs and expenses incurred after such assumption.

     2.20 Post-Closing Adjustment.
          -----------------------

     (a) Within 60 days after the Closing Date, CCS shall deliver to PaeTec consolidated financial statements of CCS audited by its independent auditors for the period from January 1, 1999 to the close of business on the day immediately preceding the Closing Date (such audited financial statements referred to as the "Closing Balance Sheet"), together with all related work papers of such
 ---------------------
auditors.  The Closing Balance Sheet shall be prepared in accordance with GAAP.

     (b) PaeTec and its accountants, agents, and representatives shall have 30 days after the receipt of the Closing Balance Sheet to review the same, and to object to any amounts thereon. If an objection to the Closing Balance Sheet is raised, PaeTec shall notify CCS in writing on or before the 30th day following receipt of the Closing Balance Sheet, which notice shall set forth the grounds for the objection in reasonable detail. The parties shall endeavor to resolve any such objection within 15 days after receipt of a notice of objection by CCS. If the parties are unable to resolve all such objections, the dispute shall be submitted for determination to nationally recognized independent accountants to be mutually selected by the parties (the "Independent Accountants"). The
                                          -----------------------
Independent Accountants shall review the objections of PaeTec and make a determination whether any adjustments to the Closing Balance Sheet need to be made in order to make the Closing Balance Sheet conform to the requirements of this Section 11.8. The parties shall instruct the Independent Accountants to render their determination no later than 45 days after the objections are referred to the Independent Accountants. The determination of the Independent Accountants shall be conclusive and binding upon the parties. PaeTec and Merger Sub, on one hand, and the Stockholders, on the other hand, shall each pay one-half (1/2) of the fees and expenses of the Independent Accountants; provided,
                                                                    --------
that if the Stockholders shall fail to pay their portion of such fees and expenses within 15 days of PaeTec's request, PaeTec may pay such portion to the Independent Accountants on behalf of the Stockholders and, in such case, PaeTec shall be reimbursed therefor through the release from the escrow established under the Escrow Agreement of such number of shares of PaeTec Class A Common Stock having a value equal to such payment (each share of PaeTec Class A Common Stock shall be valued at $5.00).

     (c) If, following the examination and adjustment (if any) of the Closing Balance Sheet pursuant to Section 11.8(b), the Negative Working Capital as reflected on the Closing Balance Sheet exceeds $2 million, or the total indebtedness of CCS (including all indebtedness owed to stockholders of CCS) as reflected on the Closing Balance Sheet exceeds $13.8 million, then such number of shares of Post-Closing Adjustment Escrow Stock held under the Escrow Agreement having a value equal to the Shortfall Amount shall be released to PaeTec from such escrow without the consent of CCS. For purposes of this
Section 11.8(c), each share of PaeTec Class A Common Stock shall be valued at $5.00.

          As used herein, the term "Negative Working Capital" shall mean the
                                    ------------------------
amount by which CCS's total current liabilities (excluding any current portion of indebtedness) exceed its total current assets; provided, however, that the
                                                  --------  -------
determination of Negative Working Capital shall be adjusted to eliminate the effects of the following items from CCS's total current assets and total current liabilities: (i) any capital expenditures, and other expenditures approved by PaeTec, for the Playa Vista development and other new projects, (ii) any other adjustments and one-time charges approved by PaeTec, and (iii) to the extent that the aggregate indebtedness owed to the stockholders of CCS is less than $7.5 million, any other amounts due to any stockholder of CCS for consulting or other fees (up to an aggregate amount equal to the difference between $7.5 million and such aggregate indebtedness).

          As used herein, the term "Shortfall Amount" shall mean the sum of (x)
                                    ----------------
the amount, if any, by which the Negative Working Capital as reflected on the Closing Balance Sheet exceeds $2 million, and (y) the amount, if any, by which the total indebtedness (including all indebtedness owed to stockholders of CCS) as reflected on the Closing Balance Sheet exceeds the sum of (i) $13.8 million,
(ii) the outstanding principal balance (and any accrued but unpaid interest thereon) of the borrowings, if any, approved by PaeTec, and (iii) the outstanding principal balance (and any accrued but unpaid interest thereon), if any, under the CCS Note.

     (d) In the event that (i) CCS shall fail to obtain prior to Closing the valid and binding written consent of the U.S. Military Academy at West Point, GMH Associates or Tufts University with respect to the assignment of, or a change of control under, the respective exclusive service agreement in connection with the Merger, as the case may be, (ii) any of the West Point, GMH Associates or Tufts University shall repudiate, terminate or otherwise fail to perform its payment obligations in any material respects under, the applicable exclusive service agreements at any time during the period from the Effective Time until the first anniversary thereof, and (iii) the Surviving Corporation
                                          ---
shall not be able to enforce such agreement against West Point, GMH or Tufts, as the case may be, solely as a result of CCS's failure to obtain prior consent of such party described in clause (i) of this sentence, then such number of shares of Post-Closing Escrow Stock held under the Escrow Agreement having a value equal to $1.9 million (in case of West Point), $5 million (in case of GMH) and $1.5 million (in case of Tufts) shall be released to PaeTec. For purposes of this Section 11.8(d), each share of PaeTec Class A Common Stock shall be valued in accordance with Section 11.4.

                              12.  MISCELLANEOUS

     2.21 Governing Law; Venue; Jurisdiction; Waiver of Trial by Jury. The laws
          -----------------------------------------------------------
of the State of New York (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. This Agreement shall be enforceable in any court of competent jurisdiction.

     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     2.22 Assignment; Binding Upon Successors and Assigns.  None of the parties
          -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     2.23 Severability.  If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     2.24 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which, when taken together, will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all the parties reflected hereon as signatories.

     2.25 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     2.26 Amendment and Waivers.  Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after its approval by the stockholders of CCS or by PaeTec (as the stockholder of Merger Sub) but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders without obtaining such further approval.

     2.27 Expenses.  Each of CCS and PaeTec will bear its respective expenses
          --------
and fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     2.28 Notices.  All notices and other communications pursuant to this
          -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address, person's attention or telecopier number for a party as shall be specified by like notice):

          If to CCS to:

               Campuslink Communications Systems, Inc.
               1530 Eisenhower Place
               Ann Arbor, Michigan 48108
               Attention: Chief Executive Officer
               Telecopier: (734) 975-8001

          With a copy to:

               Honigman, Miller, Schwartz & Cohn
               2290 First National Building
               660 Woodard Avenue
               Detroit, Michigan 48226-3583
               Attention: David A. Breach, Esq.
               Telecopier: (313) 465-7375

          With a copy to:

               James A. Kofalt
               50209 Manly
               Chapel Hill, NC 27514
               Telecopier:  (919) 968-1904

          And if to PaeTec or Merger Sub, to:

               PaeTec Corp.
               290 Woodcliff Drive
               Fairport, New York 14450
               Attention: President and Chief Executive Officer
               Telecopier: (716) 340-2547

          With a copy to:

               PaeTec Corp.
               290 Woodcliff Drive
               Fairport, NY 14450
               Attention: General Counsel
               Telecopier: (716) 340-2563

          With a copy to:

               Bond, Schoeneck & King, LLP
               One Lincoln Center

               Syracuse, New York 13202
               Attention: Wallace J. McDonald, Esq.
               Telecopier: (315) 422-3598

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the telecopier of the party receiving such copy shall have confirmed receipt of the telecopies of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     2.29 Construction of Agreement.  This Agreement has been negotiated by the
          -------------------------
parties hereto and their respective attorneys and the language hereof will not be construed for or against either party. In this Agreement, (i) a reference to a Section or Article or an exhibit or schedule will mean a Section or Article in, or exhibit or schedule to, this Agreement unless otherwise explicitly set forth; (ii) words denoting the singular include the plural and vice versa, (iii) "it" or "its" or words denoting any gender include all genders, and (iv) the word "including" shall mean "including without limitation", whether or not expressed. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

     2.30 No Joint Venture.  Nothing contained in this Agreement will be deemed
          ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party hereto will have any power or authority to bind or commit any other. No party hereto will hold itself out as having any authority or relationship in contravention of this Section.

     2.31 Further Assurances.  Each party agrees to cooperate fully with the
          ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances, and to take such further action, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, to carry into effect the intents and purposes of this Agreement and to place PaeTec in operating control of the business, properties and assets of CCS.

     2.32 Absence of Third Party Beneficiary Rights.  Except for the provisions
          -----------------------------------------
herein which confer rights or benefits to the Stockholders, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement.

     2.33 Public Announcement.  The parties shall cooperate with respect to any
          -------------------
public announcement relating to the transactions contemplated hereby; and none of the parties hereto will issue any public statement announcing such transaction without the prior consent of the others, except as any such party in good faith (based upon advice of counsel) believes to be required by law and following notice to the other parties.

     2.34 Entire Agreement.  This Agreement, the exhibits and schedules hereto
          ----------------
and the documents referred to herein and therein (including the other Transaction Documents) constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                                    PAETEC CORP.

                                    By: /s/ Arunas A. Chesonis
                                       ---------------------------------
                                    Name: Arunas A. Chesonis
                                    Title: President and Chief Executive
                                            Officer

                                    PAETEC MERGER CORP.

                                    By: /s/ Arunas A. Chesonis
                                       ---------------------------------
                                    Name: Arunas A. Chesonis
                                    Title: President and Chief Executive
                                            Officer

                                    CAMPUSLINK COMMUNICATIONS
                                      SYSTEMS, INC.

                                    By: /s/ Joseph J. Golden
                                       ---------------------------------
                                    Name: Joseph J. Golden
                                    Title: Chief Executive Officer

                                SCHEDULE 2.1(D)

                                   EXHIBIT A

                       [Form of Stockholders' Agreement]

                                   EXHIBIT B

                    [Form of Registration Rights Agreement]

                                   EXHIBIT C

                          [Form of Voting Agreement]